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                                                                   EXHIBIT 10.02

                             BASIC LEASE INFORMATION
                            OFFICE NET

LEASE DATE:                                     As of July 22, 1999
(same as date in first paragraph of Lease)

TENANT:                                         John Wayne Cancer Institute, a non-profit
                                                corporation

TENANT'S NOTICE ADDRESS:                        4503 Glencoe Avenue
                                                Marina del Rey, California

TENANT'S BILLING ADDRESS:                       4503 Glencoe Avenue
                                                Marina del Rey, California

TENANT CONTACT: DR. JAMES                       PHONE NUMBER: (310) 449-5262
HARDIN                                          FAX NUMBER:   (310) 582-7185

LANDLORD:                                       Spieker Properties, L.P., a California limited partnership

 LANDLORD'S NOTICE                              13160 Mindanao Way, Ste, 184
ADDRESS:                                        Marina del Rey, California 90292

LANDLORD'S REMITTANCE ADDRESS:                  Department 12281, P.O. Box 60077
                                                Los Angeles, CA 90060-0077

Project Description:                            A project commonly known as Marina Business Center
                                                consisting of one office building located at 13160 Mindanao
                                                Way and three industrial buildings located at
                                                4501-4503-4505 Glencoe Avenue, Marina del Rey,
                                                California as shown on Exhibit B attached hereto.

Building Description:                           An industrial building with approximately 50,750 square
                                                feet with ground floor and mezzanine space located at 4503
                                                Glencoe Avenue, Marina del Rey, California as shown on
                                                Exhibit B attached hereto.

Premises:                                       Approximately 25,600 rentable square feet of space
                                                commonly referred to as Suite 100 at 4503 Glencoe
                                                Avenue, Marina del Rey, California as shown on Exhibit
                                                "B" attached hereto.

Permitted Use:                                  Normal office use and medical research, light manufacturing for medical research and/or laboratory use, provided that
                                                the Premises may not be used for (i) any medical procedures on humans or the treatment of humans in any manner, or (ii)
                                                any medical research on or with respect to or any medical
                                                treatment of animals.

Occupancy Density:                              Seventy-seven (77) people (3 people per 1,000 rentable
                                                square feet of the Premises).

Parking Density:                                Seventy-seven (77) non-exclusive spaces.

                                TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
1.   PREMISES .......................................................................          3

2.   POSSESSION AND LEASE COMMENCEMENT ..............................................          3

3.   TERM ...........................................................................          3

4.   USE ............................................................................          3

5.   RULES AND REGULATIONS ..........................................................          5

6.   RENT ...........................................................................          5

7.   OPERATING EXPENSES .............................................................          5

8.   INSURANCE AND INDEMNIFICATION ..................................................         10

9.   WAIVER OF SUBROGATION ..........................................................         11

10.  LANDLORD'S REPAIRS AND MAINTENANCE .............................................         11

11.  TENANT'S REPAIRS AND MAINTENANCE ...............................................         12

12.  ALTERATIONS ....................................................................         12

13.  SIGNS ..........................................................................         13

14.  INSPECTION/POSTING NOTICES .....................................................         13

15.  SERVICES AND UTILITIES .........................................................         13

16.  SUBORDINATION ..................................................................         14

17.  FINANCIAL STATEMENTS ...........................................................         15

18.  ESTOPPEL CERTIFICATE ...........................................................         15

19.  SECURITY DEPOSIT ...............................................................         15

20.  LIMITATION OF TENANT'S REMEDIES ................................................         15

21.  ASSIGNMENT AND SUBLETTING ......................................................         16

22.  AUTHORITY ......................................................................         17

23.  CONDEMNATION ...................................................................         17

24.  CASUALTY DAMAGE ................................................................         18

25.  HOLDING OVER ...................................................................         18

26.  DEFAULT ........................................................................         19

27.  LIENS ..........................................................................         20

28.  Intentionally Omitted ...........................................                        20

29.  TRANSFERS BY LANDLORD ..........................................................         20

30.  RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS ................................         20

31.  WAIVER .........................................................................         21

32.  NOTICES ........................................................................         21

33.  ATTORNEYS' FEES ................................................................         21

34.  SUCCESSORS AND ASSIGNS .........................................................         21

                                                                                              Page
                                                                                              ----
35.  FORCE MAJEURE...................................................................         21

36.  SURRENDER OF PREMISES...........................................................         21

37.  PARKING.........................................................................         22

38.  MISCELLANEOUS...................................................................         22

39.  ADDITIONAL PROVISIONS...........................................................         24

40.  JURY TRIAL WAIVER...............................................................         28

                                    EXHIBITS

EXHIBIT "A"                          Rules and Regulations

EXHIBIT "C"                          Lease Improvement Agreement

EXHIBIT "D"                          Superior Rights

EXHIBIT "E"                          Form of Letter of Credit

PARKING AND PARKING CHARGE:             Notwithstanding the foregoing, provided
                                        Tenant is not in default under this
                                        Lease, during the initial Term, (i) up
                                        to five (5) of such non-exclusive spaces
                                        may be converted to reserved
                                        parking spaces (at the then prevailing
                                        parking charges for such reserved spaces),
                                        subject to the discount described in (ii)
                                        below, (ii) the original Tenant (and not any
                                        assignee, subtenant or other transferee)
                                        shall be granted a twenty percept (20%)
                                        discount off of the then prevailing
                                        parking charges on all of said
                                        seventy-seven (77) parking spaces
                                        (including the five (5) reserved parking
                                        spaces referenced above), (iii) parking
                                        charges shall not increase during the
                                        first calendar year of this Lease and
                                        thereafter shall not increase by more
                                        than five percent (5%) per annum,
                                        calculated on a cumulative and
                                        compounded basis, and (iv) Tenant shall
                                        have the right to lease additional
                                        parking spaces, as available (as
                                        determined by Landlord in its sole
                                        discretion), on a month-to-month basis
                                        at one hundred percent (100%) of the
                                        then prevailing parking charges
                                        (including any city tax).

SCHEDULED TERM COMMENCEMENT DATE:       August 15, 1999.

SCHEDULED LENGTH OF TERM:               Ten (10) years.

SCHEDULED TERM EXPIRATION DATE:         August 14, 2009.

RENT:

 BASE RENT:                             $30,208,00 per month ($1.18)
                                        per rentable square foot per month)
                                        (subject to adjustment as provided in
                                        Paragraph 39A. hereof)

 ESTIMATED FIRST YEAR                   $6,055,00 per month.
 OPERATING EXPENSES:

SECURITY DEPOSIT:                       $350,000 (subject to
                                        application in accordance with Paragraph
                                        19 below).

TENANT'S PROPORTIONATE SHARE            50.44%, subject to adjustment if either
 OF BUILDING:                           the Premises or Building is expanded or
                                        reduced, calculated by multiplying the
                                        rentable square feet of the Premises by
                                        100 and dividing the product by the
                                        total rentable square feet in the
                                        Building.

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LANDLORD                                TENANT

Spieker Properties, L.P.,               JOHN WAYNE CANCER INSTITUTE
a California limited partnership        a non-profit corporation

By: Spieker Properties, Inc.,           By:
    a Maryland corporation,                 Its: COO/Exec. V.P.
    its general partner

    By:
    Its: Vice President

                                      LEASE

         THIS LEASE is made as of the 22nd day of July, 1999, by and between Spieker Properties, L.P., a California limited partnership (hereinafter called
 "Landlord"), and John Wayne Cancer Institute, a non-profit corporation (hereinafter called "Tenant").

                                   1. PREMISES

Subject to Section 39C relating to Tenant's right to expand Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "Premises") outlined in red on Exhibit B and described in the Basic Lease Information. The Premises shall be all or part of a building (the "Building") and of a project (the "Project"), which consists of one office building and three industrial buildings, as described in the Basic Lease
Information. The Building and Project are outlined in blue and green respectively on Exhibit B. Landlord and Tenant acknowledge That physical changes may occur from time to time in the Premises, Building or Project, and that the number of buildings and additional facilities which constitute the Project may change from time to time, which may result in an adjustment in Tenant's Proportionate Share, as defined in the Basic Lease Information, as provided in Paragraph 7.A.

                      2. POSSESSION AND LEASE COMMENCEMENT

A.       Construction of Improvements. The term commencement date
 ("Term Commencement Date") shall occur on the earlier of August
15, 1999, or the date Tenant first commences business operations from some or all of the Premises.

                             3. TERM

Subject to Tenant's right to extend the Term under Section 39B, the term of this Lease (the "Term") shall commence on the Term Commencement Date and continue in full force and effect for the number of years specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of years of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

                                     4. USE

A. GENERAL. Tenant shall use the Premises for the permitted use specified in the Basic Lease Information ("Permitted Use") and for no other use or purpose, without Landlord's prior written consent which may be withheld in Landlord's sole and absolute discretion. Tenant shall control
Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "Tenant's
Parties") in such a manner that Tenant and Tenant's Parties cumulatively do not exceed the occupant density (the "Occupancy
Density") or the parking density (the "Parking Density") specified in the Basic Lease Information at any time. Tenant shall pay the Parking Charge specified in the Basic Lease Information as Additional Rent (as hereinafter defined) hereunder. So long as Tenant is occupying the Premises, Tenant and Tenant's Parties shall have the nonexclusive right to use, in common with other parties occupying the Building or Project, the parking areas, driveways and other common areas of the Building and Project, subject to the terms of this Lease and such rules and regulations as Landlord may from time to time prescribe (provided Landlord has delivered or otherwise notified Tenant of such rules and regulations at least ten (10) days in advance of the effectiveness thereof). Landlord reserves the right, without notice or liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the common areas from time to time, including the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time. Subject to all of the terms and conditions of this Lease. Tenant shall have full and unimpaired access to the Premises at all times during the Term.

B. LIMITATIONS. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant's or any of Tenant's Parties' use thereof, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of the Building or Project or elsewhere, or interfere with their use of their respective premises or common areas. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract, except to the extent such non-compliance results from Landlord's failure to enforce said rules in a non-discriminatory manner against all tenants in the Project.

C.       COMPLIANCE WITH REGULATIONS. By taking possession of the
Premises, Tenant accepts the Premises in the condition existing as of the date of such entry. Tenant shall not use the Premises or allow the use of the Premises for any purpose that violates any existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, easements and restrictions of record governing and relating to the use, occupancy or possession of the Premises, or Tenant's use of the common areas, provided Landlord does not amend or enter into any restrictions that contravene the provisions of this Lease or otherwise adversely affect Tenant's use of the Premises, or the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) (collectively "Regulations"). Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any Regulation. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

D.       HAZARDOUS MATERIALS. As used in this Lease, "Hazardous
Materials shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "hazardous substances, "hazardous materials," "hazardous wastes," "toxic substances," or other similar designations in any Regulation, but shall not include any common household or restroom products or cleaning substances which are used in accordance with all applicable Regulations. Tenant shall not cause, or allow any of Tenant's
Parties to cause, any Hazardous Materials to be handled, used, generated, stored, released or disposed of in, on, under or about the Premises, the Building or the Project or surrounding land or environment in violation of any Regulations.

Tenant must obtain Landlord's written consent prior to the introduction of any Hazardous Materials onto the Project. Notwithstanding the foregoing, Tenant may handle, store, use and dispose of products containing small quantities of Hazardous Materials for "general office purposes" (such as toner for copiers) to the extent customary and necessary for the Permitted Use of the Premises; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, or Project or surrounding land or environment. Tenant shall immediately notify Landlord in writing of any Hazardous Materials' contamination of any portion of the Project of which Tenant becomes aware, whether or not caused by Tenant. Landlord shall have the right at all reasonable times to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, and provided Landlord has a reasonable belief that Hazardous Materials have been released in the Premises, the costs of all such inspections, tests and investigations will be borne by Tenant. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorneys' and consultants' fees and court costs), demands, causes of action, or judgments resulting from the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of Tenant's Parties in, on, under or about the Premises, the Building or the Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 4.D. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

E. Without limiting the generality of the foregoing. Tenant, at its sole cost and expense, covenants to conduct its business operations from the Premises strictly in accordance with all city, county, state and federal laws, rules, regulations and ordinances to the extent same presently exist or may exist in the future, including but not limited to, (i) compliance with any and all Occupational Safety and Health Administration ("OSHA") guidelines, rules and standards, and (ii) ensuring that all waste products generated or present within the Premises are appropriately handled, disposed of and/or transported in strict accordance with such laws, regulations, ordinances, standards and practices. Tenant shall use only biological waste ("Biological Waste") disposal methods and procedures which fully comply with all of such laws, regulations, ordinances, standards and practices. Tenant shall engage or employ only such services which are duly licensed, permitted or otherwise authorized by any agency, of any city, state or federal government which may govern the handling, disposal or transportation for disposal of such Biological Waste. Tenant shall develop and maintain written policies and procedures which shall be given and adhered to any all of Tenant's employee, agents, representatives, and/or independent contractors involved in the handling and disposal of such Biological Waste.

                            5. RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the building rules and regulations attached hereto as Exhibit A and any other rules and regulations and any modifications or additions thereto which Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project as long as: (1) such rules and regulations do not require the payment of additional rent without Tenant's consent and the provision of an additional or specialized service to tenants; (2) no amendment or addition is binding on Tenant until Tenant has received notice thereof and no amendment or addition applies retroactively; and (3) the rules and regulations do not conflict with or take precedence over the Terms of this Lease. Tenant shall cause Tenant's Parties to comply with such rules and regulations. If Landlord acts reasonably and in good faith in enforcing the rules and regulations, then Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant's or occupant's lease or any Regulations.

                                     6. RENT

A. Base Rent. Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset except as set forth in Sections 7(A)(1)(a) and 19), at the Remittance Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Base Rent commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable. As used herein, the term "Base Rent" shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time.

B. Additional Rent. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant's Proportionate Share of the Building of Operating Expenses, as specified in Paragraph 7 of this Lease, charges to be paid by Tenant under Paragraph 15, the interest and late charge described in Paragraphs 26.C. and D., and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent ("Additional Rent"). "Rent" shall mean Base Rent and Additional Rent.

                              7. OPERATING EXPENSES

A. OPERATING EXPENSES. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant's Proportionate Share of the Building, as defined in the Basic Lease Information, of Operating Expenses (defined below) in the manner set forth below. Tenant shall pay the applicable Tenant's Proportionate Share of each such Operating Expenses, provided that Controllable Expenses (defined below for each calendar year during the initial Term shall not exceed 106% of Controllable Expenses for the immediately preceding calendar year (calculated on a cumulative and compounded basis). Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes are made to the Premises, or Building or the configuration of any thereof, Landlord may at its discretion reasonably adjust Tenant's Proportionate Share of the Building to reflect the change. Landlord's determination of Tenant's Proportionate Share of the Building shall be conclusive so long as it is reasonably and consistently applied. "Operating Expenses" shall mean all expenses and costs, and only those expenses and costs, of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord or specific tenants of the Building pursuant to this Lease, or (without limitation) those expenses attributable to Landlord's capital expenses (except to the extent expressly included as an Operating Expense hereunder), reimbursable expenses, expenses related to the business of operating Landlord (as opposed to the operation of the Project), or costs associated with financing or leasing the Project. Operating Expenses shall include, but are not limited to, the Building's Proportionate Share (defined below) of the Project Expenses (defined below) and the following:

         (1) TAXES. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building, its operations or the Rent (or any portion or component thereof), excluding any income taxes, or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy of the Premises, or Building or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project, or taxes computed upon the basis of the net income of any owners of any interest in the Project. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

                  (a) Proposition 13 Protection. Despite any other provision of this Lease, if during the initial Term, any sale, refinancing, or change in ownership of the Building is consummated and, as a result, all or part of the Building is reassessed (Reassessment) for real estate tax purposes by the appropriate government authority under the terms of Proposition 13 (as adopted by the voters of the State of California in the June 1978 election), the terms of this Paragraph 7(A)(l)(a) shall apply.

         1. For purposes of this Paragraph 7(A)(l)(a), the term "Tax Increase" shall mean the product of (i) that portion of the Taxes, as calculated immediately following the Reassessment, that is attributable solely to the Reassessment, multiplied by the Prop. 13 Percentage Protection (defined below). The term "Prop. 13 Percentage Protection" shall mean (I)) with respect to a Reassessment which occurs during the first 24 months of the Term, 100%. (II) with respect to a Reassessment which occurs during months 25-48 of the Term, 75%. (III) with respect to a Reassessment which occurs during months 49-72 of the Term, 50%. (IV) with respect to a Reassessment which occurs during months 73-96 of the Term, 25% and (V) with respect to a Reassessment which occurs during months 97-120, 0%. Accordingly, the Tax Increase shall not include any portion of the Taxes, as calculated immediately following the Reassessment, that is:

                  (1) Attributable to the initial assessment of the value of the Building, the base, shell and core of the Building, or the tenant improvements located in the Building;

                  (2) Attributable to assessments pending immediately before the Reassessment that were conducted during, and included in, that Reassessment or that were otherwise rendered unnecessary following the Reassessment; or

                  (3) Attributable to the annual inflationary increase in real estate taxes.

         II. During the initial Term, Tenant shall not be obligated to pay the Tax Increase relating to a Reassessment occurring during the initial Term.

         III. The amount of Taxes that Tenant is not obligated to pay or shall not be obligated to pay during the Term in connection with a particular Reassessment under the terms of this Paragraph 7(A)(1)(a) shall be referred to as the "Proposition 13 Protection Amount." If a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to that Reassessment may be reasonably quantified or estimated for each Lease Year beginning with the Lease Year in which the Reassessment will occur, the terms of this Paragraph 7(A)(1)(a) shall apply to each such Reassessment. On notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassesment (Applicable Reassessment), at any time during the Term, by paying to Tenant an amount equal to the Proposition 13 Purchase Price, as defined below, as long as the right of any successor of Landlord to exercise its right to purchase the Proposition 13 Protection Amount shall not apply to any Reassessment that results from the event under which that successor became Landlord under this Lease. As used in this Lease, the term "Proposition 13 Purchase Price" shall mean the present value of the Proposition 13 Protection Amount remaining during the Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. The present value shall be calculated by:

                  (1) Using the portion of the Proposition 13 Protection Amount attributable to each remaining Lease Year assuming no additional Tax Increases (as though the portion of that Proposition 13 Protection Amount benefited Tenant at the end of each Lease Year) as the amounts to be discounted; and

                  (2) Using discount rates for each amount to be discounted equal to:

                           (A) The average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each Lease Year during which the portions of the Proposition 13 Protection Amount would have benefited Tenant, using the rates in effect as of Landlord's exercise of its right to purchase, as set forth in this Paragraph 7(A)(1)(a);plus

                           (B)      two percent (2%) per annum.

                  On payment to Tenant of the Proposition 13 Purchase Price, subparagraph (II) of this Paragraph 7(A)(1)(a) shall not apply to any Taxes attributable to the Applicable Reassessment. Because Landlord is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, an adjustment shall be made when a Reassessment occurs. If Landlord has underestimated the Proposition 13 Purchase Price, Landlord shall, on notice to Tenant, credit Tenant's Rent next due with the amount of that underestimation. If Landlord has overestimated the Proposition 13 Purchase Price, Landlord shall, on notice to Tenant, increase Tenant's Rent next due by the amount of the overestimation. Landlord will supply to Tenant documentation supporting the basis for its conclusion about any such underestimation or overestimation.

         (2) INSURANCE. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord related to the Building, including for the insurance coverage set forth in Paragraph 8.A. herein.

         (3)      COMMON AREA MAINTENANCE.

                  (a) Repairs, replacements, and general maintenance of and for the Building and public and common areas and facilities of and comprising the Building including, but not limited to, the roof and roof membrane, windows, elevators, restrooms, conference rooms, health club facilities, lobbies, mezzanines, balconies, mechanical rooms, building exteriors, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, loading areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building, which determination shall be at Landlord's discretion, except for: those items expressly made the financial responsibility of Landlord pursuant to Paragraph 10 hereof; those items to the extent paid for by the proceeds of insurance; those items paid for or reimbursed by Tenant, and those items attributable solely or jointly to specific tenants of the Building


                  (b) Repairs, replacements, and general maintenance shall include the cost of any capital improvements made to or capital assets acquired for the Building, only to the extent that such improvements reduce any other Operating Expenses, including present or future repair work, are reasonably necessary for the health and safety of the occupants of the Building, or are required to comply with any Regulation, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the publicly announced
                  "prime rate" charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, or in the absence of such prime rate, then at the U.S. Treasury six-month market note (or bond, if so designated) rate as published by any national financial publication selected by Landlord, plus four (4) percentage points, but in no event more than the maximum rate permitted by law, plus reasonable financing charges.

                  (c) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building.

                  (d) All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises, and the Building, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Building, including without limitation salaries, wages and benefits and management office rent, except to the extent that those costs and expenses are included in the management fees described in Section 7F below, and expressly excluding costs associated with Landlord's business or corporate overhead expenses (including partnership or corporate accounting and legal matters) as distinguished from the cost of Building operations.

                  (e) The cost of supplying any services and utilities which benefit all or a portion of the Premises, or Building, including without limitation services and utilities provided pursuant to Paragraph 15 hereof.

                  (f) Legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

         If the rentable area of the Building and/or Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment may be made in Landlord's discretion in computing the variable component (which is affected by variations in occupancy levels) of Operating Expenses for such year so that Tenant pays an equitable portion of all variable items (e.g., utilities, janitorial services and other component expenses that are affected by variations in occupancy levels) of Operating Expenses, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Expenses from all of the tenants in the Building or Project, as the case may be.

         In addition to any other exclusions specifically provided herein, Operating Expenses shall not include the cost of providing tenant improvements or other specific costs incurred for the account of, separately billed to and paid by specific tenants of the Building or Project, the initial construction cost of the Building, or debt service on any mortgage or deed of trust recorded with respect to the Project other than pursuant to Paragraph 7.A.(3)(b) above. Notwithstanding anything to the contrary contained in this Lease, Operating Expenses shall not include any of the following:

                  (i) Costs incurred in connection with the original construction of the Building or in connection with any major change in the Building, such as adding or deleting floors to any buildings or construction of new buildings;

                  (ii) Costs of alterations or improvements to the Premises or the premises of other tenants;

                  (iii) Interest and principal payments on mortgages, and other debt costs, if any;

                  (iv) Costs of correcting detects in or inadequacy of the initial design or construction of the Building or any part thereof;

                  (v) Legal fees, space planners' fees real estate brokers' leasing commissions, and advertising expenses incurred in connection with the development or leasing of the Building or any part thereof;

                  (vi) Costs reimbursable (other than an operating expense) by any tenant or occupant of the Building or by insurance by its carrier or any tenant's carrier or by anyone else;

                  (vii) Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

                  (viii) Costs associated with the operation the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs (including attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential dispute in connection with potential or actual claims, litigation or arbitration pertaining to Landlord and/ or the Building and/or the site upon which the Building is situated;

                  (ix) The wages and benefits of any employee who does not devote substantially all of his or her time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the Building;

                  (x)      Amounts paid as ground rental by Landlord;

                  (xi) Earthquake and flood insurance, unless the cost of such insurance is included in Operating Expenses for the Base Year;

                  (xii) Wages and fees incurred in connection with the ownership, management and operation of the parking areas (except to the extent parking expenses exceed parking revenues);

                  (xiii) Capital expenditures to comply with applicable laws, to the extent arising from the presence of Hazardous Materials in or about the Building, or the site upon which the Building, is situated, including, without limitation, Hazardous Materials in the ground water or soil;

                  (xiv) Costs, including permit, license and inspection costs incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

                  (xv) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceeds the cost of such services rendered by unaffiliated third parties on a competitive basis;

                  (xvi) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in the parking areas servicing the Building;

                  (xvii) Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature if purchased, except(i) equipment not affixed to the Building which is used in providing janitorial or similar services, and (ii) capital expenditures which are otherwise included in Operating Expenses.

                  (xviii) All items and services for which Tenant or any other tenant in the Building reimburses Landlord or which Landlord provides selectively to one or more tenants (and without offering to Tenant) without reimbursement;

                  (xix) Electric power costs for which any tenant directly contracts with the local public service company;

                  (xx) Costs arising from Landlord's political or charitable contributions;

                  (xxi) Costs arising from latent detects in the Building or improvements installed by Landlord or its repair thereof;

                  (xxii) Costs, other than those incurred in ordinary maintenance, for sculpture, paintings or other objects of art;

                  (xxiii) Tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due;

                  (xxiv) Non-cash expenses (i.e. depreciation and obsolescence);

                  (xxv) Costs arising from the negligence or fault of Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of building materials;

                  (xxvi) Landlord's general overhead and administrative expenses; and

                  (xxvii) Costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building.

         The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this I ease to provide the same.

         As used herein, the term "Controllable Expenses" shall mean all Operating Expenses other than (a) Taxes, (b) the cost of all charges for electricity, gas, water and other utilities furnished to the Building, including any taxes thereon, (c) the cost of all charges for fire and extended coverage, liability and all other insurance for the Building carried by Landlord, (d) costs incurred in connection with upgrading the Premises to comply with disability, life, seismic, fire and safety codes, ordinances, statutes, or other laws which become effective on or after the Term Commencement Date, and (e) those services which support or specifically relate to Tenant's specialized clean room and/or laboratory/research use in the Premises.

         B.       PAYMENT OF ESTIMATED OPERATING EXPENSES.
         "Estimated Operating Expenses" for any particular year shall mean Landlord's estimate of the Operating Expenses for the Building for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Additional Rent for all purposes hereunder. Subject to the limitations on increases to Additional Rent set forth in this
         Section 7 and elsewhere in this Lease, if at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.

         C. COMPUTATION OF OPERATING EXPENSE ADJUSTMENT. "Operating Expense Adjustment" shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant's payment based upon Estimated Operating Expenses is less than Tenant's Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder. If such statement shows that Tenant's payments of Estimated Operating Expenses exceed Tenant's Proportionate Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Operating Expense Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such fiscal year that this Lease is in effect. Notwithstanding anything to the contrary contained in Paragraph 7.A or 7.B, Landlord's failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant's Proportionate Share of Operating Expenses, but Tenant shall not be obligated to pay its Proportionate Share until such notices or statements are delivered.

         D. NET LEASE. This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses allocated to Tenant, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and its supporting facilities and such additional facilities, now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building.

         E. TENANT AUDIT. Tenant or its authorized representatives may not later than ninety (90) days following receipt of a statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, cause Landlord's books and records with respect to Operating Expenses for such fiscal year to be audited, inspected, examined or copied by independent certified public accountants selected by Tenant. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of five percent(5%) of Tenant's Proportionate Share of the Operating Expenses previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within ninety (90) days after receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof unless Landlord submits a corrected statement.

         F. PROJECT EXPENSES. The term "Project Expenses" shall mean all costs and expenses incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, but only to the extent such costs and expenditures are not directly and separately identifiable through the operation and maintenance of the Building or the Other Buildings (defined below) Project Expenses shall include, without limitation, (i) property taxes and assessments due and owing with respect to the Project (to the extent the Building is not located on a parcel which is separately assessed for tax purposes), (ii) a management and accounting cost to recovery fee, provided such fee does not exceed five (5%) percent of the sum of the Project's base rents and Operating Expenses (other than such management and accounting fee), (iii) costs related to the administration, management and operation of the Project (i.e. salaries, wages and benefits and management office rent), and (iv) all costs for the repair/replacement and maintenance of common area walks, landscaped areas, other common areas, security and the parking facilities of the Project. The term "Building's Proportionate Share" shall mean the proportionate share of the Project Expenses which is Allocable to the building (which proportionate share may differ with respect to a particular expense item) as determined by Landlord. In its reasonable discretion, based upon a variety of factors, including without limitation, the rentable square footage of the Building compared to the rentable square footage of all of the buildings in the Project and the extent to which particular Project Expenses affect or relate to the Building. The term "Other Buildings" shall mean the industrial buildings located at 4501 and 4505 Glencoe Avenue, Marina Del Rey, California and the office building located at 13160 Mindanao Way, Marina Del Rey California.

                        8. INSURANCE AND INDEMNIFICATION

         A. LANDLORD'S INSURANCE. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control.

                  (1) PROPERTY INSURANCE. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain "All Risk" coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord.

                  (2)      OPTIONAL INSURANCE. Landlord, at
                  Landlord's option, may also (but shall have no obligation to) carry insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months. Landlord may also (but shall have no obligation to) carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

         B.       TENANT'S INSURANCE

                  (1)      PROPERTY INSURANCE. Tenant shall procure at
                  Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term, insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises on an "All Risk" basis, insuring such property for the full replacement value of such property.

                  (2) LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability insurance coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a minimum general aggregate limit of Three Million Dollars ($3,000,000.00), with an "Additional Insured - Managers or Landlords of Premises Endorsement." All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be "primary" and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant's Commercial General Liability Insurance. All such insurance shall provide for the severability of interests of insureds; and shall be written on an "OCCURRENCE" basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

                  (3)      WORKERS' COMPENSATION AND
                   EMPLOYERS' LIABILITY INSURANCE. Tenant shall carry
                  Workers' Compensation Insurance as required by any Regulation, throughout the Term at Tenant's sole cost and expense. Tenant shall also carry Employers'
                  Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease, throughout the Term at Tenant's sole cost and expense.

                  (4) GENERAL INSURANCE REQUIREMENTS. All coverages described in this Paragraph 8.B. shall be endorsed to (i) provide Landlord with thirty (30) days' notice of cancellation or change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B. is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant's use of the Premises should change with or without Landlord's consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A X or better in "Best's Insurance Guide" and authorized to do business in the State of California. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant's insurance policies, or a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

         C. INDEMNIFICATION. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, liens, damages, injuries or expenses, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action, or judgments, directly or indirectly arising, out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises, Building or Project by Tenant or, Tenant's Parties, or from activities or failures to act of Tenant or Tenant's Parties (including, without limitation, claims relating to or arising out of the construction of the Tenant Improvements); (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request or for the account of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project, except to the extent such work is performed or meterials are supplied by Landlord; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant's Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent caused by or arising from the negligence or willful misconduct of Landlord. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises, Building or Project by or from any cause whatsoever (other than Landlord's gross negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises, Building or Project, or caused by gas, fire, oil or electricity in, on or about the Premises, Building or Project. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

                            9. WAIVER OF SUBROGATION

         To the extent permitted by law and without affecting the coverage provided by insurance to be maintained hereunder or any other rights or remedies, Landlord and Tenant each waive any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property, including personal property; (c) damages to the Premises or any part thereof; and (d) claims arising by reason of the foregoing due to hazards covered by insurance maintained or required to be maintained pursuant to this Lease to the extent of proceeds recovered therefrom, or proceeds which would have been recoverable therefrom in the case of the failure of any party to maintain any insurance coverage required to be maintained by such party pursuant to this Lease. This provision is intended to waive fully, any rights and/or claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered or would be covered, and only to the extent of such coverage, by insurance actually carried or required to be maintained pursuant to this Lease by either Landlord or Tenant. This provision is also intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. Subject to all qualifications of this Paragraph 9, Landlord waives its rights as specified in this Paragraph 9 with respect to any subtenant that it has approved pursuant to Paragraph 21 but only in exchange for the written waiver of such rights to be given by such subtenant to Landlord upon such subtenant taking possession of the Premises or a portion thereof. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

             10. LANDLORD'S REPAIRS AND MAINTENANCE

         Landlord shall at Landlord's expense (i) repair and maintain in good order, reasonable wear and tear excepted, all common areas located in the Building and Project, the structural soundness of the roof, foundations, and exterior walls of the Premises and Building and all building systems located outside the Premises, and (ii) repair any cracked or broken windows in the Premises as of the date hereof. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Any damage caused by or repairs necessitated by any negligence or act of Tenant or Tenant's Parties may be repaired by Landlord at Landlord's option and Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 24. By taking possession of the Premises, Tenant accepts them "as is," as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant's intended operations in the Premises, whether or not any notice of acceptance is given.

               11. TENANT'S REPAIRS AND MAINTENANCE

         Subject to Section 23 and 24, Tenant shall at all times during the Term at Tenant's expense maintain the non-structural portions of the Premises and such portions of the Building, including building systems, as are within the exclusive control of Tenant in a first-class, good, clean and secure condition and promptly make all necessary repairs and replacements, as determined by Landlord, with materials and workmanship of the same character, kind and quality as the original unless such repairs or replacements are necessary because of Landlord's negligence or willful misconduct. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by any negligence or act of Tenant or Tenant's Parties.

                                 12. ALTERATIONS

         A. During the Term of this Lease, Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises ("Alterations") without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed Alterations which: (a) comply with all applicable Regulations; (b) are, in Landlord's opinion, compatible with the Building or the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or Project or such systems to be required to be modified to comply with any Regulations (including, without limitation, the Americans With Disabilities Act); and (c) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 27 hereof. Tenant shall at Tenant's sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant's obligations under this Paragraph 12, nor constitute any warranty or representation that the same complies with all applicable Regulations, for which Tenant shall at all times be solely responsible. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications, in an amount not to exceed one thousand dollars ($1000.00), and shall pay Landlord an administration fee of three percent (3%) of the cost of the Alterations as Additional Rent hereunder. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that (except with respect to Alterations expressly contemplated in this Lease, i.e., the Tenant Improvements performed in accordance with the Improvement Agreement attached hereto as Exhibit "C") Landlord may, at Landlord's option and upon notice to Tenant in writing given concurrently with Landlord's approval of any Alterations, require that Tenant, at Tenant's expense, remove any or all Alterations made by Tenant as specified by Landlord in such notice (specifically excluding any improvements which existed in the Premises before Tenant took possession thereof) and restore the Premises by the expiration or earlier termination of this Lease, to the condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant's trade fixtures or furniture or other personal property after receiving a written request from Landlord to do so, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant's interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.



         B. In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration during the Term of this Lease, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

                                    13. SIGNS

         Provided the main entrance in the Premises is located in the lobby of the Building. Tenant may install or place a sign in or adjacent to the entrance to the Premises (in said lobby) with a design, size, and exact location acceptable to Landlord, in its reasonable discretion. Tenant shall pay all costs associated with such sign, including removal thereof. In addition, Tenant's name shall be included in any Building-standard door and directory signage, if any, in accordance with Landlord's Building signage program, including without limitation, inclusion in any monument sign installed by Landlord (in accordance with Paragraph 39E below) detailing the names of tenants, and payment by Tenant of any fee charged by Landlord for maintaining such signage, which fee shall constitute Additional Rent hereunder. Any installation of signs, notices, graphics or banners on or about the Premises or Project approved by Landlord shall be subject to any Regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

                         14. INSPECTION/POSTING NOTICES

         After reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord's agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises, Building or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use commercially reasonable efforts not to interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises, Building and/or Project a suitable sign indicating that the Premises are available for lease.

                           15. SERVICES AND UTILITIES

         A. Provided Tenant shall not be in default hereunder, and subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord shall furnish to the Premises water for lavatory and drinking purposes and heat and air conditioning as usually furnished or supplied for use of the Premises for reasonable and normal office use and reasonable comfort as of the date Tenant takes possession of the Premises as determined by Landlord (but not including above-standard or continuous cooling for excessive heat-generating machines, excess lighting or equipment), and elevator service, which shall mean service either by nonattended automatic elevators or elevators with attendants, or both, at the option of Landlord seven (7) days a week. Tenant acknowledges that Tenant has inspected and accepts the water, heat and air conditioning and other utilities and services being supplied or furnished to the Premises as of the date Tenant takes possession of the Premises, as being sufficient for use of the Premises for reasonable and normal office use in their present condition, "as is," and suitable for the Permitted Use, and for Tenant's intended operations in the Premises. Landlord shall have no obligation to provide additional or after-hours heating or air conditioning, but if Landlord elects to provide such services at Tenant's request, Tenant shall pay to Landlord a reasonable charge for such services as determined by Landlord. Tenant agrees to keep and cause to be kept closed all window covering when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all of the regulations and requirements which Landlord may prescribe for the proper functioning and protection of electrical, heating, ventilating and air conditioning systems. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord to the extent such units benefit the Premises.

         B. Tenant shall not without written consent of Landlord use any apparatus, equipment or device in the Premises, including without limitation, computers, electronic data processing machines, copying machines, and other machines, using excess lighting,, water, or any other resource in excess of or which will in any way increase the amount of, water, or any other resource being furnished or supplied for the use of the Premises for reasonable and normal office use, in each case as of the date Tenant takes possession of the Premises as determined by Landlord, or which will require additions or alterations to or interfere with the Building power distribution systems; nor connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus, equipment or device for the purpose of using electrical current, water, or any other resource. If Tenant shall require water or any other resource in excess of that being furnished or supplied for the use of the Premises as of the date Tenant takes possession of the Premises as determined by Landlord, Tenant shall first procure the written consent of Landlord which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water or other resource consumed for any such other use. Subject to Section 15D below. Tenant shall pay directly to Landlord as an addition to and separate from payment of Operating Expenses the cost of all such additional resources, energy, utility service and meters (and of installation, maintenance and repair thereof and of any additional circuits or other equipment necessary to furnish such additional resources, energy, utility or service). Landlord may add to the separate or metered charge a recovery of additional expense incurred in keeping account of the excess water or other resource so consumed. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord or because of any interruption of service due to Tenant's use of water, electric current or other resource in excess of that being supplied or furnished for the use of the Premises as of the date Tenant takes possession of the Premises; (c) the inadequacy, limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project, whether by Regulation or otherwise; or (d) the partial or total unavailability of any such utilities or services to the Premises or the Building, whether by Regulation or otherwise; nor shall any such occurrence constitute an actual or constructive eviction of Tenant. Landlord shall further have no obligation to protect or preserve any apparatus, equipment or device installed by Tenant in the Premises, including without limitation by providing additional or after-hours heating or air conditioning. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program. In addition, Landlord reserves the right to change the supplier or provider of any such utility or service from time to time. Tenant shall cooperate with Landlord and any supplier or provider of such services designated by Landlord from time to time to facilitate the delivery of such services to Tenant at the Premises and to the Building and Project, including without limitation allowing Landlord and Landlord's suppliers or providers, and their respective agents and contractors, reasonable access to the Premises for the purpose of installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith.

         C. Tenant shall pay, upon demand, for all utilities furnished to the Premises, or if not separately billed to or metered to Tenant, Tenant's Proportionate Share of all charges jointly serving the Building in accordance with Paragraph 7. All sums payable under this Paragraph 15 shall constitute. Additional Rent hereunder.

         D. Notwithstanding anything to the contrary contained in this Paragraph 15, Tenant agrees to pay all charges for electricity and water consumed in the Premises. Such consumption shall be measured by an electricity meter and water submeter respectively installed by Landlord as part of Landlord's Base Building Work. Tenant also agrees to be solely responsible, at Tenant's expense, for contracting with a janitorial service company to provide janitorial services within the Premises (in accordance with the terms of this Lease, including without limitation Paragraph 4E above). Tenant acknowledges that if required by Landlord, said janitorial contractor shall be a union contractor. Landlord shall not be liable for any acts of such janitorial service company contracted by Tenant, whether or not the janitorial service company contracted by Tenant currently works in the Project for Landlord or any other tenant. Landlord shall not be liable, in any manner whatsoever, for and Tenant shall not be entitled to an abatement or reduction of rent by reason of Landlord's failure to furnish any of the foregoing utilities when such failure is caused by accidents, breakage, repairs, strikes, brownouts, blackouts, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, nor shall such failure under such circumstances be construed as a constructive or actual eviction of Tenant. Landlord shall not be liable under any circumstances for loss or injury for interference with Tenant's business and/or operations through or in connection with or incidental to. Landlord's failure to furnish any of said services or utilities. If Tenant fails to pay any charges referred to in this paragraph 15, when due. Landlord may pay the same, and any amount so paid by Landlord shall, thereupon become due to Landlord from Tenant as Additional Rent.

                                16. SUBORDINATION

         Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security provided that all ground lessers and mortgagees will not disturb Tenant's leasehold interest following a termination of the ground or underlying lease or foreclosure (other than as a result of a default by Tenant hereunder). Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, not withstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, except as expressly provided in this Lease or any nondisturbance agreement, provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease and such successor in interest provides to Tenant a non-disturbance agreement. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents reasonably requested by Landlord or any ground landlord, mortgagee or beneficiary under a deed of trust evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, subject to such nondisturbance requirement. If requested in writing by Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement for the benefit of Tenant reflecting the foregoing from any ground landlord, mortgagee or beneficiary, at Tenant's expense, subject to such other terms and conditions as the ground landlord, mortgagee or beneficiary may require.

         Notwithstanding anything to the contrary contained in this Article 16, as of the date of this Lease, there are no ground leases, mortgages or deeds of trust encumbering or affecting the Building.

                            17. FINANCIAL STATEMENTS

         At the request of Landlord from time to time (not more often than twice per year), Tenant shall provide to Landlord Tenant's current financial statements or other information discussing financial worth of Tenant, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project.

                            18. ESTOPPEL CERTIFICATE

         Tenant agrees from time to time, in connection with the sale or financing of the Building or Project or a sale of Landlord or for other reasons, and within ten (10) business days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate in a form reasonably acceptable to both parties and stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated and any exceptions to these statements that may exist at the time, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Tenant agrees that if Tenant fails to execute and deliver such certificate within such ten (10) business day period, Landlord may execute and deliver such certificate on Tenant's behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease, and shall be an event of default (without any cure period that might be provided under Paragraph 26.A(3) of this Lease) if Tenant fails to fully comply or makes any material misstatement in any such certificate.

                              19. SECURITY DEPOSIT

         Tenant agrees to deposit with Landlord upon execution of this Lease, a security deposit as stated in the Basic Lease Information (the "Security Deposit"), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, within 15 days, the amount so applied-in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the Premises, Building or Project caused by Tenant or any Tenant's Parties and to restore the Premises to the condition specified in Section 12 above. Landlord may use and commingle the Security Deposit with other funds of Landlord. Notwithstanding the foregoing, provided Tenant is not then in default under this Lease and provided Tenant has not been in material default on more than three(3), occasions during the Term.
         (i) on August 15, 2001. Landlord shall apply an amount equal to S75,000 from the Security Deposit against Tenant's, Base Rent obligations for the next succeeding months of the Term (until such amount has been fully credit against Base Rent). (ii) on August 15, 2002. Landlord shall apply an amount equal to $75,000 from the remaining Security Deposit against Tenant's Base Rent obligations for the next succeeding months of the Term (until such amount has been fully credit against Base Rent), (iii) on August 15, 2003. Landlord shall apply an amount equal to $50,000 from the remaining Security Deposit against Tenant's Base Rent obligations for the next succeeding months of the Term (until such amount has been fully credit against Base Rent), and (iv) on August 15, 2004. Landlord shall apply an amount, equal to $50,000 from the remaining Security Deposit against Tenant's Base Rent obligations for the next succeeding months of the Term (until such amount has been fully credit against Base Rent). If the foregoing applications of portions of the Security Deposit are made against Tenant's Base Rent obligations for said months, the remaining Security Deposit after said applications shall equal $100,000.

                    20. LIMITATION OF TENANT'S REMEDIES

The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder except as expressly provided in Paragraph 23.B. below, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof.

                         21. ASSIGNMENT AND SUBLETTING

A.       (1)      GENERAL. This Lease has been negotiated to be and is granted as an accommodation to Tenant. Accordingly, this Lease is personal to Tenant, and Tenant's rights granted hereunder do not include the right to assign this Lease or sublease the Premises, or to receive any excess, either in installments or lump sum, over the Rent which is expressly reserved by Landlord as hereinafter provided, except as otherwise expressly hereinafter provided. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord's Landlord's prior written consent except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the "Transfer Notice") at least thirty (30) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord's decision criteria specified hereinafter. Landlord shall then have a period of twenty-five (25) days following receipt of the Transfer Notice (together with all supporting documentation reasonably requested by Landlord in connection with its review of Tenant's request) to notify Tenant in writing that Landlord elects to consent or deny consent to the proposed assignment or sublease, and Landlord's failure to respond within such twenty-five (25)-day period will be deemed to be consent to the proposed assignment or sublease. Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 21 applies. Landlord's failure to consent to an assignment or sublease will not result in the termination of this Lease or in any recapture rights to Landlord.

         (2) Conditions of Landlord's CONSENT. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord's consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease; the use of the Premises by such proposed assignee or subtenant would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Regulation or would increase the Occupancy Density or Parking Density of the Building or Project, or would otherwise result in an undesirable tenant mix for the Project as reasonably determined by Landlord; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord's reasonable discretion; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant has, in Landlord's reasonable opinion, a bad reputation as a tenant of property or has, in Landlord's reasonable opinion, a bad business reputation; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is a present tenant of the Project; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Materials or other noxious use or use which may disturb other tenants of the Project; or Tenant is then in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord's standard fee for approving such requests, which amount will not exceed $1,000,00. as well as all costs incurred by Landlord or any mortgagee in approving each such request and effecting any such transfer, including, without limitation, reasonable attorneys' fees.

B. BONUS RENT. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of a reasonable brokerage commission and other reasonable out-of-pocket costs incurred by Tenant in connection with the sublease or assignment, shall be divided and paid, fifty percent (50%) to Tenant, fifty percent ((50%) to Landlord. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.

C. CORPORATION, So long as the proposed successor entity maintains financial strength equal to or greater than the financial strength of Tenant at the commencement of this Lease, and any transfer is not intended as a subterfuge to avoid Tenant's obligations under this Lease, if Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall not constitute an assignment for purposes of this Lease.

D. UNINCORPORATED ENTITY. So long as the proposed successor entity maintains financial strength equal to or greater than the financial strength of Tenant at the commencement of this Lease, and any transfer is not intended as a subterfuge to avoid Tenant's obligations under this Lease, if Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall not constitute an assignment for all purposes of this Lease.

E. LIABILITY. Subject to Section 21F, no assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Paragraph 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

F. PERMITTED TRANSFER, Despite any other provision of this Lease, Landlord's consent is not required (but prior written notice to Landlord is required) for any assignment or sublease to CancerVax, or any other company which is owned or controlled in part by any entity or person who, on the date of this Lease, is an employee, shareholder, officer, director, or holds a voting interest in Tenant, as long as the following conditions are met:

         (i) Landlord receives written notice of the assignment or sublease at least thirty (30) days in advance thereof (as well as any documents or other information reasonably requested by Landlord regarding the assignment or sublease):

         (ii) If the transfer is an assignment, the assignee assumes in writing all of Tenant's obligations under this Lease:

         (iii) The financial condition of said transferee is reasonably acceptable to Landlord; and

         (iv) For the Term of this Lease, Tenant shall remain liable for the performance of all obligations under this Lease if the subtenant or assignee does not perform such obligations (after the expiration of any applicable cure periods), provided that Landlord delivers written notice to Tenant of such nonperformance.

                                  22. AUTHORITY

Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant and the person or persons, if any, signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

                                23. CONDEMNATION

A. Condemnation Resulting in Termination. If the whole or any substantial part of the Premises (or material portion of the Building or Project which substantially impairs Tenant's ability to operate its business from the Premises) should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option. If any material portion of the Building or Project is taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

B. Condemnation Not Resulting in Termination. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.A. above, the Rent payable hereunder during the unexpired portion of this Lease shall be reduced by the proportionate amount of the Premises taken or sold, as the case may be, beginning on the date when the physical taking shall have occurred, but only after giving Landlord credit for all sums received or to be received by Tenant by the condemning authority. Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises.

C. AWARD. Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant's personal property and moving costs, shall be and remain the property of Tenant.

D. WAIVER OF CCP SECTION 1265.130. Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

                               24. CASUALTY DAMAGE

A. GENERAL. If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, "Casualty"), Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord's receipt of such notice, Landlord shall notify Tenant whether in Landlord's estimation material restoration of the Premises can reasonably be made within one hundred eighty (180) days from the date of such notice and receipt of required permits for such restoration. Landlord's determination shall be binding on Tenant.

B. WITHIN 180 DAYS. If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord's reasonable estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such restoration, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of the Alterations which may have been placed on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent the Premises are unfit for occupancy.

C. GREATER THAN 180 DAYS. If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord's reasonable estimation be completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such rebuilding or repair, then Landlord shall have the option of either:
(1) terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease; or (2) electing to rebuild or repair the Premises diligently and in the manner determined by Landlord in which event the Rent will be proportionately abated until the Premises are restored and Tenant is able to resume using the Premises for the Permitted Use. Landlord shall notify Tenant of its election within thirty (30) days after Landlord's receipt of notice of the damage or destruction. Notwithstanding the above, Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent the Premises are unfit for occupancy.

D. TENANT'S FAULT. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant's Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

E. INSURANCE PROCEEDS. Notwithstanding anything herein to the contrary, if the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate.

F. WAIVER. This Paragraph 24 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises,
 Landlord's obligation for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

G. TENANT'S PERSONAL PROPERTY. In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant's personal property.

                                25. HOLDING OVER

Unless Landlord expressly consents in writing to Tenant's holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord's written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention double the amount of daily rental as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys' fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord's right of reentry or any other right. If upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense. Any time required by Landlord to complete such obligations shall not be considered a period of holding over. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

                                   26. DEFAULT

A. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

         (1) ABANDONMENT. Abandonment or vacation of the Premises for a continuous period in excess of five (5) days. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 26.A. being deemed such notice to Tenant as required by said Section 1951.3.

         (2) NONPAYMENT OF RENT. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due, as to which time is of the essence, if Landlord has provided written notice to Tenant that such payment has not been received and Tenant has not paid the amount due within five (5) days thereafter.

         (3) OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., such failure continuing for fifteen (15) days after written notice of such failure, as to which time is of the essence.

         (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors.

         (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

         (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets or Tenant's leasehold of the Premises, if such appointment remains undismissed or undischarged for a period of fifteen (15) days after the order therefor.

         (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or Tenant's leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of fifteen (15) days after the levy thereof.

         (8) INSOLVENCY. The admission by Tenant in writing of its inability to pay its debts as they become due.

B.       REMEDIES UPON DEFAULT.

         (1) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice,
          Tenant's right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the reasonable satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord's consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant's default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.

         (2) CONTINUATION AFTER DEFAULT. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B.(1) hereof, and Landlord may enforce all of Landlord's rights and remedies under this Lease and at law or in equity, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord's interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant's right to possession.

         (3) INCREASED SECURITY DEPOSIT. If Tenant is in default under Paragraph 26.A.(2) hereof and such default remains uncured for ten (10) days after such occurrence or such default occurs more than three times in any twelve (12) month period, Landlord may require that Tenant increase the Security Deposit to the amount of three times the current month's Rent at the time of the most recent default.

C. DAMAGES AFTER DEFAULT. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B.(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from
Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided;
(3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and
(4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award", as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The "worth at the time of award" as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.

D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the first day of each calendar month, an amount equal to ten percent (10%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

E. INTEREST. Interest shall accrue on all sums not paid when due hereunder at the lesser of ten percent (10%)per annum or the maximum interest rate allowed by law ("APPLICABLE INTEREST RATE") from the due date until paid.

F. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

                                    27. LIENS

Tenant shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. If Tenant shall not, within ten (10) days following Landlord's notice to Tenant or Tenant otherwise becoming aware of the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have the right, but not the obligation, to cause the same to be released by such means as Landlord shall reasonably deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord's consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics' or materialmen's liens.

 28. Intentionally Omitted

                            29. TRANSFERS BY LANDLORD

In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord's successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "Landlord" to be performed after the passing of title to Landlord's successor-in-interest. (including, without limitation, the repayment of any portion of the security deposit to Tenant, provided said security deposit is transferred or otherwise credited to said successor-in-interest. The terms of this Lease shall not be affected by any such sale and Tenant agrees in attorn to the purchaser or assignee.
 provided it performs the obligations of "Landlord" under this Lease from and after the date it acquires the interest in the Building. Landlord's successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of "Landlord." to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

       30. RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, including Tenant's obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) business days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on
 Tenant's part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant's obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

                                   31. WAIVER

If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.

                                   32. NOTICES

Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A. RENT. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's
Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B. OTHER. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

C. REQUIRED NOTICES. Tenant shall immediately notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Regulation that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises or the Project.

                       33. ATTORNEYS' FEES

If Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and court costs, whether incurred without trial, at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

                           34. SUCCESSORS AND ASSIGNS

This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant's assigns.

                                35. FORCE MAJEURE

If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform (hereinafter collectively referred to as a "Force Majeure Event"), performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Except as otherwise provided in this Lease. Tenant's and Landlord's obligation to make any monetary payments under this Lease, however, is not excused by this Paragraph 35.

                            36. SURRENDER OF PREMISES

A. Subject to Section 12. Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof, and as thereafter improved pursuant to the Improvement Agreement attached hereto as Exhibit "C," except for reasonable wear and tear and repairs that are Landlord's responsibility under this Lease. Tenant's obligations include, but are not limited to, all interior walls cleaned, all interior painted surfaces repainted in the original color, all holes in walls repaired, all carpets shampooed and cleaned, and all floors cleaned, waxed, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A. hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least twenty (20) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. and failure timely provide such notice shall not cause Tenant to become liable for any holdover penalties under
Section 25 above, In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Any delay caused by Tenant's failure to carry out its obligations under this Paragraph 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Paragraph 25 hereof.

B. Notwithstanding anything to the contrary contained in Paragraph 36A above, upon the expiration or early termination of this Lease. Tenant shall, at Tenant's expense, remove all tenant improvements, fixtures, additions and/or alterations made to, installed in or otherwise a part of the "clean room" portion of the Premises (other than any supplemental HVAC equipment installed as part of the Tenant Improvements and used in connection with the operation of the "clean room." which supplemental HVAC equipment shall remain in the Building and shall become Landlord's property) (collectively, the "Clean Room Equipment") and repair any and all damage caused by such removal. Tenant shall not, however, be responsible for removing any other improvements made pursuant to the terms of the Improvement Agreement attached hereto as Exhibit "C" or existing in the Premises as of the date of this Lease, Landlord acknowledges and agrees that the Clean Room Equipment removed by Tenant pursuant to the preceding sentence shall be considered Tenant's property and Landlord shall have no right, title or interest in such property once the same has been properly and timely removed from the Premises.

                                   37. PARKING

So long as Tenant is occupying the Premises, except as otherwise provided in the Basic Lease Information. Tenant and Tenant's Parties shall have the right to use and access at any time of the day up to the number of parking spaces specified in the Basic Lease Information on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles, in the parking areas in the Project designated from time to time by Landlord for use in common by tenants of the Building.

Tenant may request to reserve up to five (5) spaces and request additional parking spaces from time to time and if Landlord in its sole discretion agrees to make such additional spaces available for use by Tenant, such spaces shall be provided on a month-to-month unreserved and nonexclusive basis (unless otherwise agreed in writing by Landlord), and subject to such parking charges as Landlord shall determine, and shall otherwise be subject to such terms and conditions as Landlord may require.

Tenant shall at all times comply and shall cause all Tenant's
Parties and visitors to comply with all Regulations and any rules and regulations established from time to time by Landlord relating to parking at the Project, including any keycard, sticker or other identification or entrance system, and hours of operation, as applicable.

Landlord shall have no liability for any damage to property or other items located in the parking areas of the Project, nor for any personal injuries or death arising out of the use of parking areas in the Project by Tenant or any
 Tenant's Parties. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. In all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the parking areas.

Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant's Parties to park in any such assigned or reserved spaces provided that such assignments or reservations do not affect the Parking Density. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Landlord also reserves the right to alter, modify, relocate or close all or any portion of the parking areas in order to make repairs or perform maintenance service, or to restripe or renovate the parking areas, or if required by casualty, condemnation, act of God, Regulations or for any other reason deemed reasonable by Landlord.

Tenant shall pay to Landlord (or Landlord's parking contractor, if so directed in writing by Landlord), as Additional Rent hereunder, the monthly charges established from time to time by Landlord for parking in such parking areas (which shall initially be the charge specified in the Basic Lease Information, as applicable). Such parking charges shall be payable in advance with Tenant's payment of Basic Rent. No deductions from the monthly parking charge shall be made for days on which the Tenant does not use any of the parking spaces entitled to be used by Tenant.

                                38. MISCELLANEOUS

A. GENERAL. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B. TIME. Time is of the essence regarding this Lease and all of its provisions.

C. CHOICE OF LAW. This Lease shall in all respects be governed by the laws of the State of California.

D. ENTIRE AGREEMENT. This Lease, together with its Exhibits, addenda and attachments and the Basic Lease Information, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Lease Information.

E. MODIFICATION. This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant accepts the area of the Premises as specified in the Basic Lease Information and Exhibit "B" as the approximate area of the Premises for all purposes under this Lease, and acknowledges and agrees that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply. Unless Landlord and Tenant agree to modify the Premises as used by Tenant, and subject to Section 39C. Tenant shall no be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise.

F. SEVERABILITY. If, for any reason whatsoever, any of the provisions hereof shall be held to be unenforceable or, invalid by any Court or arbitrator of competent Jurisdiction, then all of the other provisions shall be and remain in full force and effect and be unaffected by such holding.

G. RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof.

H. EXAMINATION OF LEASE. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I. ACCORD-AND SATISFACTION. Unless Landlord agrees in writing to the contrary, no payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

J. EASEMENTS. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent;
provided that no such grant or dedication shall interfere with
 Tenant's Permitted Use of the Premises. Upon
Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant's covenants hereunder.

K. DRAFTING AND DETERMINATION PRESUMPTION. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord's consent, determination or estimation shall be given or made solely by Landlord in Landlord's good faith opinion, whether or not objectively reasonable. Except as otherwise specifically set forth in this Lease, if Landlord fails to respond to any request for its consent within the time period, if any, specified in this Lease, Landlord shall be deemed to have disapproved such request.

L. EXHIBITS. The Basic Lease Information, and the Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

M. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of Slight, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

N. NO THIRD PARTY BENEFIT. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O. QUIET ENJOYMENT. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance, provided that Landlord shall exercise its rights and perform its obligations under this Lease, and otherwise operate the Building in such a way as to minimize interference with Tenant's use of the Premises.

P. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q. MULTIPLE PARTIES. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

R. PRORATIONS. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of 30 days. As used herein, the term "fiscal year" shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

                            39. ADDITIONAL PROVISIONS

A. BASE RENT. Tenant shall be obligated to pay Base Rent to Landlord in accordance with the following schedule:

MONTHLY PERIOD      MONTHLY BASE RENT        MONTHLY BASE RENT PER RENTABLE SQUARE FOOT
Months    1-12        $   30,208.00                           $ 1,18
Months   13-24        $   31,488.00                           $ 1,23
Months   25-36        $   32,768.00                           $ 1,28
Months   37-48        $   34,048.00                           $ 1,33
Months   49-60        $   35,328.00                           $ 1,38
Months   61-72        $   36,608.00                           $ 1,43
Months   73-84        $   37,888.00                           $ 1,48
Months   85-96        $   39,168.00                           $ 1,53
Months  97-108        $   40,448.00                           $ 1,58
Months 109-120        $   41,728.00                           $ 1,63

B. OPTION TO RENEW. Tenant shall, provided this Lease is in full force and effect and Tenant is not and has not been in default under any of the terms and conditions of this Lease (unless such default was cured by Tenant in a prompt manner), have one (1) option to renew this Lease for a term of five (5) years, for the Premises in "as is" condition and on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions set forth below:

         (1) If Tenant elects to exercise such option, then Tenant shall provide Landlord with written notice no earlier than the date which is 365 days prior to the expiration of the then current term of this Lease, but no later than 5:00 p.m. (Pacific Standard Time) on the date which is 270 days prior to the expiration of the term of this Lease. If Tenant fails to provide such notice. Tenant shall have no further or additional right to extend or renew the term of this Lease.

         (2) The Base Rent in effect at the expiration of the term of this Lease shall be adjusted, if necessary, to reflect ninety-five percent (95%) of the current fair market rental for comparable space in the Building or Project and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of this Lease which will remain constant, and the Building amenities, location, identity, quality, age, condition, term of lease, existing tenant improvements, services provided, and other pertinent items.

         (3) Landlord shall propose to Tenant the new Base Rent for the Premises for the renewal term based on Landlord's determination of fair market rental value no later than fifteen (15) days after receipt of notice of Tenant's exercise of its option to renew.

         (4) Landlord and Tenant shall negotiate in good faith and attempt to agree on the fair market rental value of the Premises. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate for the renewal term within thirty (30) days after notification by Landlord to Tenant of Landlord's determination of the new Base Rent for the applicable renewal term, but in any event no later than the date which is 90 days prior to the expiration of the then current term, then on or before such date Landlord and Tenant shall each appoint a licensed real estate broker with at least ten (10) year's experience in leasing office or industrial space, as applicable, in the area in which the Building is located to act as arbitrators. The two (2) arbitrators so appointed shall independently each determine the fair market rental value for the Premises for the renewal term based on the above criteria and attempt to agree on the fair market rental value within sixty (60) days after their appointment.

         If the two (2) arbitrators so appointed cannot agree on the fair market rental value for the renewal term within such 60-day period, the two
         (2) arbitrators shall within five (5) days thereafter appoint a third arbitrator who shall be a licensed real estate broker with at least ten
         (10) year's experience in leasing office or industrial space, as applicable, in the area in which the Building is located. The third arbitrator so appointed shall independently determine the fair market rental value for the Premises for the renewal term within thirty (30) days after appointment, by selecting from the proposals submitted by each of the first two arbitrators the one that most closely approximates the third arbitrator's determination of such fair market rental value. The third arbitrator shall have no right to adopt a compromise or middle ground or any modification of either of the proposals submitted by the first two arbitrators. The proposal chosen by the third arbitrator as most closely approximating the third arbitrator's determination of the fair market rental value shall constitute the decision and award of the arbitrators and shall be final and binding on the parties.

         Each party shall pay the fees and expenses of the arbitrator appointed by such party and one-half (1/2) of the fees and expenses of the third arbitrator, if any. Notwithstanding the foregoing, in the event the Base rent is found to be within five percent (5%) of the original rate quoted by Landlord, then Tenant shall bear the full cost of the arbitration process.

         If either party fails to appoint an arbitrator, or if either of the first two arbitrators fails to submit his or her proposal of fair market rental value to the other party, in each case within the time periods set forth above, then the decision of the other party's arbitrator shall be considered final and binding.

         In the event the third arbitrator fails to present a fair market rental value within such 30-day period, then by mutual consent of the Landlord and Tenant:

                  (a)      the time period will be extended, or

                  (b) If either Landlord or Tenant do not wish to extend the time period, a fourth arbitrator shall be selected by the first two arbitrators and a new thirty (30) day period shall begin.

         (5) Notwithstanding anything to the contrary contained in this Paragraph, in no event shall the Base Rent for the renewal term be less than the Base Rent in effect at the expiration of the previous term. In addition, Landlord shall have no obligation to provide or pay for any tenant improvements or brokerage commissions during the renewal term.

         (6) Tenant's right to exercise any option to renew under this Paragraph shall be conditioned upon Tenant occupying the entire Premises and the same not being occupied by any assignee, subtenant or licensee other than Tenant or its affiliate at the time of exercise of any option and commencement of the renewal term. Tenant's exercise of the option to renew shall constitute a representation by Tenant to Landlord that as of the date of exercise of the option and the commencement of the renewal term, Tenant does not intend to seek to assign this Lease in whole or in part, or sublet all or any portion of the Premises.

         (7) Any exercise by Tenant of any option to renew under this Paragraph shall be irrevocable. If requested by Landlord. Tenant agrees to execute a lease amendment reflecting the foregoing terms and conditions, prior to the commencement of the renewal term. The option to renew granted under this Paragraph is not transferable; the parties hereto acknowledge and agree that they intend that each option to renew this Lease under this Paragraph shall be "personal" to the specific Tenant named in this Lease (the "Original Tenant") and that in no event will any assignee or sublessee have any rights to exercise such option to renew unless agreed to in writing by Landlord.

C. Right of First Offer. Provided Tenant is not if default under this Lease, beyond the expiration of any applicable notice and cure period. Landlord hereby grants to Tenant a right of first offer with respect to all of the balance of the space in the Building ("First Offer Space"). Notwithstanding the foregoing, (i) such first offer right of Tenant shall commence only following the expiration or earlier termination of any existing lease pertaining to the First offer Space. (collectively, the "Superior Leases"), including any renewal of such existing or future lease, whether or not such renewal is pursuant to an express written provision in such lease, and regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease, and (ii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to (A) the tenants of the Superior Leases and (B) any other tenant of the project, as identified in Exhibit "D" attached hereto (the rights described in items (i) and (ii). above to be known collectively as "Superior Rights"). Tenant's right of first offer shall be on the terms and conditions set forth in this Paragraph 39C.

         (1) Procedure for Offer. Landlord shall notify Tenant (the "First Offer Notice") when Landlord first has received from a third party a lease proposal or offer for the First Offer Space which Landlord intends to respond to with a counter-offer or counter-lease proposal, where no holder of a Superior Right desires to lease such space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord's proposed good faith economic terms and conditions applicable to Tenant's lease of such space (collectively, the "Economic Terms"). If Tenant exercises its right of first offer pursuant to the terms of this Paragraph 39C during months 1-60 of the Term, the Economic Terms shall include (i) a Base Rent for the First Offer Space equal to the Base Rent per rentable square foot then payable by Tenant for the Premises (as such rent may be adjusted from time to time. and (ii) the provision of a tenant improvement allowance to Tenant equal to the product of (i) $30.00 per rentable square foot of the First Offer Space, multiplied by (ii) a fraction, the numerator of which is the number of months remaining in the Term from and after the First Offer Space Delivery Date (defined below) and the dominator of which is 120. If Tenant exercises its right of first offer pursuant to the terms of this Paragraph 39C during months 61-120 of the Term, the Economic Terms shall include a Base Rent for the First Offer Space equal lo the fair market rental value of such space (which fair market rental value shall be determined in accordance with the terms and conditions set forth in Paragraph 39B above, except that all references therein to the "Premises" shall instead refer to the ("First Offer Space Notwithstanding the foregoing. Landlord's obligation to deliver the First Offer Notice shall not apply during the last nine (9) months of the initial Term.

         (2) Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days after delivery of the first Offer. Notice to Tenant. Tenant shall deliver notice to Landlord of Tenant's intention to exercise its right of first offer with respect to the entire space described in the First Offer Notice. If Tenant does not exercise its right of first offer within the five (5) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms and if Landlord enters into such a lease with said prospective tenant. Tenant's right of first offer shall terminate as to the First offer Space described in the First Offer Notice. Notwithstanding anything to the contrary contained herein. Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

         (3) Construction of First Offer Space. Except as set forth above, including the determination of the Economic Terms. Tenant shall take the First Offer Space in its "as-is" condition, and Tenant shall be entitled to construct improvements in the First Offer Space in accordance with the provisions of Paragraph 12 of this Lease.

         (4) Lease of First Offer Space. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein. Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this Paragraph 39C. Tenant shall commence payment of rent for the first Offer Space and the Term of the First offer space shall commence upon the date set forth in the Economic Terms (the "First Offer Space Delivery Date"). The Term for the First Offer Space shall expire co-terminously with Tenant's lease of the initial Premises.

         (5) No Defaults. The rights contained in this Paragraph 39C shall be personal to the Original Tenant, and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if Tenant occupies the entire Premises as of the date of the First Offer Notice Tenant shall not have the right to lease First Office Space as provided in this Paragraph 39C if, as of the date of the First Offer Notice, or. at Landlord's option, as of the scheduled date of delivery of such First Offer Space 10 Tenant. Tenant is in default under this Lease, beyond all applicable notice and cure periods.

D.       Option to Terminate.

         (1) Original Tenant shall have the one-time option (the "Termination Option") to terminate the entire Lease, but not any portion of the Lease. Such termination shall be effective as of the day immediately preceding the five (5) year anniversary of the Term Commencement Date (the "Termination Date"), upon the following terms and conditions:

         (a) Tenant gives Landlord written notice (the "Termination Notice") of Tenant's election to exercise the Termination Option on or before 5:00 p.m. Pacific Standard Time on or before the date which is nine (9) months prior to the Termination Date (the "Termination Notice Date"):

         (b) There exists no Event of Default under the Lease on the date of the Termination Notice or on the Termination Date:

         (c) Tenant shall pay to Landlord concurrently with the delivery of the Termination Notice an amount equal to the Termination Fee (defined below). The "Termination Fee" Shall mean the sum (i) of $49,491.00 Plus (ii) the unamortized Leasing Costs (defined below) as of the Termination Date, based upon an amortization period from the Term Commencement Date until the Expiration Date, with interest accruing on said unamortized Leasing Costs at 10% per annum from the date they were paid. The term "Leasing Costs" shall mean the sum of (A) all costs and expenses incurred by Landlord in connection with the Tenant Improvements, and (B) the brokerage commissions paid by Landlord in connection with this Lease. Landlord agrees to provide to Tenant (I) the total of the Leasing Costs within thirty (30) days after the Term Commencement Date and (II) the amount of the Termination Fee within 5 business days of Tenant's request for such amount.

         (2) In the event Tenant timely and properly exercises the Termination Option, the term of the Lease shall terminate effective as of the Termination Date. Base Rent and all other monetary obligations under the Lease shall be paid through and apportioned as of the Termination Date, and neither Landlord nor Tenant shall have any rights, liabilities or obligations accruing under the Lease after the Termination Date, except for such rights and liabilities which, by the terms of the Lease are obligations of the Tenant or Landlord which expressly survive the expiration of the Lease. The Termination Option shall automatically terminate and become null and void upon (a) the failure of Tenant to timely or Properly exercise the Termination Option; or (b) this Lease being terminated prior to the exercise of the Termination Option.

E. Signage. Provided Tenant is not in default under any of the terms or conditions of this Lease which remains uncured, (after the expiration of any applicable cure period), Tenant, at Tenant's sole cost and expense, shall have the right to install a non-exclusive sign on the exterior of the Building in a location acceptable to Landlord ("Tenant's Signage"). Tenant's Signage shall be subject to Landlord's approval which approval shall not be unreasonably withheld or delayed as to size, design, graphics, materials, method of attachment, colors and similar specifications and shall be consistent with the exterior design, materials and appearance of the Project and the Project's signage program, if any, and shall be further subject to all applicable local governmental laws, rules, regulations, codes and other approvals. Except for an assignment to CancerVax which is approved by Landlord pursuant to Section 21F, Tenant's Signage shall be personal to the Original Tenant and may not be assigned to any assignee or sublessee of the Premises, or any other person or entity. Landlord has the right, but not the obligation, to oversee the installation of Tenant's Signage. The cost to operate, if any, Tenant's Signage shall be paid for by Tenant, and Tenant shall be separately metered for such expense (the cost of separately metering any utility usage shall also be paid for by Tenant). Upon the expiration of the Lease Term, or other earlier termination of this Lease, Tenant shall be responsible for any and all costs associated with the removal of Tenant's Signage, including, but not limited to, the cost to repair and restore the Building to its original condition, normal wear and tear excepted. Without limiting the generality of the foregoing, Tenant shall be responsible, at it, expense for all costs associated with the acquisition, design, fabrication, permitting, installation, maintenance and removal of Tenant's Signage set forth herein.

Subject to the approval of all necessary governmental or regulatory agencies with jurisdiction over the Building and provided Original Tenant is not in default under this Lease beyond applicable notice and cure provisions. Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant's interest in this lease) shall have the non-exclusive right to install its name on a signage band on the monument sign which Landlord will install, at its cost and expense, in a location adjacent to the Glencoe Avenue entrance to the Building, at Original Tenant's sole cost and expense; providing, however, that such identification signage shall be of Landlord's standard design, size, wording, lettering, color, quality, materials, type, composition, and general appearance or otherwise subject to Landlord's approval. The exact location of such monument sign shall be selected by Landlord, in its sole discretion. Without limiting the generality of the foregoing, Tenant shall be responsible, at it expense, only for the costs associated with the acquisition, design, fabrication, installation, maintenance and removal of Tenant's specific sign located on such monument sign.

F.       Additional Facilities.

         (1) Subject to strict compliance with all of the terms of this Lease (including without limitation the terms of Paragraph 4 above) and obtaining any necessary governmental and regulatory approvals and the approval of Landlord, in Landlord's sole discretion, as to its design, type of equipment, location, method of attachment and construction, Tenant shall have the right to
(i) install an emergency power generator at the Project, together with the cabling or wiring necessary to connect the generator to the Premises, (ii) install an above-ground storage tank adjacent to the Premises, and (iii) install a separate and secured waste disposal storage site (collectively, the "Facilities"). All costs and expenses for the equipment, installation, connection to and the maintenance, repair and operation of the Facilities during the Term shall be the sole responsibility of Tenant. Tenant shall not be charged any rent or other fees for the location in which the Facilities are placed, provided that if the Facilities are located on one (1) or more parking stalls, the number of parking stalls otherwise allocated to Tenant pursuant to Article 1.1. of the Basic Lease Provisions shall be reduced by the number of parking stalls used to accommodate the Facilities. Tenant shall be entitled to install battery backup systems in the Premises.

         (2) Landlord shall have the right from time to time during the Term to have Tenant relocate the Facilities, provided Landlord shall give Tenant prior notice of the need to relocate the Facilities, and shall coordinate such relocation with Tenant so as not to interfere with or interrupt Tenant's use of the Facilities. The cost of any such relocation shall be borne by Tenant to the extent such relocation is required by any act OR omission by Tenant; otherwise, said relocation cost shall be borne by Landlord. Landlord may require, in Landlord's sole and absolute discretion, that the Facilities be screened from view by a screen which shall be constructed by Tenant, at Tenant's cost, in accordance with the specifications provided to Tenant by Landlord. To the extent Landlord determines, in its reasonable discretion, that the plans and specifications for the installation of the Facilities need to be reviewed by an outside consultant. Tenant shall reimburse Landlord for all out-of-pocket costs incurred by Landlord in connection with such review. Tenant agrees that upon the expiration or earlier termination of this Lease, Tenant shall remove the Facilities, all related cabling and/or wiring in accordance with all applicable governmental and regulatory requirements and repair all damage to the project where the Facilities were installed caused thereby and restore all such items in the area to the extent reasonably necessary to effect a complete and effective repair to their condition prior to the installation of the Facilities, ordinary wear and tear excepted.

         (3) The installation of the Facilities shall be completed in a good and workmanlike manner and in accordance with all laws, ordinances, rules, regulations and orders affecting the Project, as well as the requirements set forth in Article 12 above.

         (4) Tenant shall be responsible for obtaining, if required, any building permits and any licenses or permits required by any governmental agency having jurisdiction over the Project. Landlord agrees to reasonably assist and cooperate, at no expense to Landlord, with Tenant to obtain any appropriate licenses or permits. Notwithstanding anything to the contrary contained herein, the engineering with respect to the installation of the Facilities shall be coordinated through the Project's designated engineers.

G.       LETTER OF CREDIT. Notwithstanding anything to the contrary contained in
Article 19 above, concurrently with the execution of this Lease by Tenant, Tenant shall have the right to deliver its security deposit to Landlord in the form of an irrevocable standby letter of credit in favor of Landlord (the "Letter of Credit"). The Letter of Credit may be drawn against by Landlord after any default by Tenant under this Lease (after the expiration of any applicable notice and cure period) and the Letter of Credit shall be reduced in the same amounts and on the same dates as the security deposit is reduced pursuant to
Article 19 above (and subject to the same conditions to reduction set forth therein). Tenant shall retain the right to cancel the Letter of Credit at any time provided Tenant concurrently replaces such Letter of Credit being canceled with cash in an amount equal to the then outstanding amount of the Letter of Credit which was canceled. The Letter of Credit, if any, shall be (i) from a bank reasonably acceptable to Landlord, (ii) in the form and content of that attached hereto as Exhibit "E." and (iii) subject to the conditions stated in this paragraph. The Letter of Credit shall have a term of at least 12 months and be automatically renewed (or a reasonably satisfactory replacement Letter of Credit from a bank reasonably acceptable to Landlord shall be in place in strict accordance with the terms hereof) at least thirty (30) days prior to expiration of each 12 month period for additional periods of 12 months each until the 30th day following the expiration of the Term (unless Tenant informs Landlord that it will replace the Letter of Credit with cash in accordance with the terms of
Article 19 above at least 30 days prior to the expiration of the Term). The Letter of Credit shall be held by Landlord as additional security for the full and faithful performance by Tenant of the terms, covenants and conditions of this Lease during the Term in lieu of a cash security deposit.

If Tenant breaches any of the terms or conditions of this Lease, beyond the expiration of all applicable notice and cure periods, or if Tenant has filed a voluntary petition under the United States Bankruptcy Code, or Tenant's creditors have filed an involuntary petition under the United Slates Bankruptcy Code, then Landlord may draw upon all or a portion of the Letter of Credit for the payment of the required amount of any sum in default, and for the payment of any amount that Landlord may spend or may become obligated to spend by reason of Tenant's default, and to compensate Landlord for any other loss or damage that Landlord suffers by reason of Tenant's default to the extent Landlord is entitled to compensation therefor pursuant to the terms of this Lease (any amount of the Letter of Credit which is drawn upon by Landlord in accordance with the provisions hereof, but is not used or applied in accordance with the terms of this Lease, shall be deemed a part of the Security Deposit). The use, application or retention of the Letter(s) of Credit, or any portion thereof, shall not prevent Landlord from exercising any other rights or remedies provided under this Lease, it being intended that Landlord shall not be required to proceed against the Security Deposit and/or the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

H. MUTUAL RELEASE. Landlord and Tenant hereby mutually release, acquit and forever discharge each other and their respective agents, employees, officers, directors, shareholders, partners (either general or limited), affiliates, representatives, successors and assigns (collectively, the "Affiliates") from any and all costs, damages, expenses, obligations, liabilities, claims, actions, rights, demands and/or causes of action of any kind or nature, including, but not limited to, actual attorneys' fees and costs, and court costs (collectively, the "Claims"), which either party has or may have against the other party from or in connection with or arising out of any negotiations, discussions, understandings or agreements relating to the lease or attempted lease of the Premises by Tenant prior to the date of this Lease, and shall fully and finally settle all charges, claims, accounts or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that arose or could have arisen prior to the date first set forth above with respect to such negotiations, discussions, understandings or agreements.

I. MUTUAL WAIVER. FOR THE PERIOD OF TIME PRIOR TO THE DATE FIRST SET FORTH ABOVE, LANDLORD AND TENANT EACH EXPRESSLY WAIVES ALL RIGHTS THEY HAVE OR MAY CLAIM TO HAVE THAT, ANY CLAIM, DEMAND, OBLIGATION AND/OR CAUSE OF ACTION WHETHER THROUGH IGNORANCE, OVERSIGHT OR ERROR, HAS BEEN OMITTED FROM THE TERMS OF THIS LEASE, AND EACH ALSO WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES:

              "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
              WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO
              EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE
              RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY
              AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS RECEIVED THE ADVICE OF LEGAL COUNSEL WITH RESPECT TO THE FOREGOING WAIVERS AND THE MUTUAL RELEASE SET FORTH IN PARAGRAPH 39H OF THIS LEASE. AND UNDERSTANDS AND AGREES TO THE TERMS THEREIN.

J. CONTINGENCIES. The terms and conditions of this Lease and Landlord's and Tenant's obligations hereunder are expressly subject to and conditioned upon
(i) the mutual execution and delivery of a lease amendment (on a form approved by Landlord) by and between Landlord and the existing tenant of the Premises pursuant to which said existing tenant relocates to other space in the Project, and (ii) Landlord's ability to recapture approximately 23,729 rentable square feet located at 4499 Glencoe Avenue. Marina del Rey, from the existing tenant occupying said space (which recapture is a condition to the amendment referenced in subparagraph (i) above).

                              40. JURY TRIAL WAIVER

EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT TENANT'S USE OR OCCUPANCY OF
THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW. EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS PARAGRAPH 40. THE PROVISIONS OF THIS PARAGRAPH 40 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.

                                 LANDLORD

                                 SPIEKER PROPERTIES, L.P.,
                                 a California limited partnership

                                 By: Spieker Properties, Inc.,
                                     a Maryland corporation,
                                     its general partner

                                 By: /s/ [ILLEGIBLE]
                                     -------------------------------------------
                                     Its Vice President

                                     Date: 7/28/99

                                 TENANT

                                 John Wayne Cancer Institute,
                                 a non-profit corporation

                                 By: /s/ James W. Hardin
                                     -------------------------------------------
                                     Name: James W. Hardin. Ph.D.
                                     Title: COO/Executive Vice President
                                     Date: 7-26-99

                                    EXHIBIT A

                             Rules and Regulations

1. Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. The driveways, sidewalks, halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the reasonable judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord. No tenant, and no employees or invitees of any tenant shall move any common area furniture without Landlord's consent, which will not be unreasonably withheld or delayed.

 2. Except as otherwise set forth in this Lease, no sign, placard, banner, picture, name, advertisement or notice, visible from the exterior of the Premises or the Building or the common areas of the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building or Project without the prior written consent of Landlord in
          Landlord's sole and absolute discretion. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of Tenant's Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, banner, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, banner, picture, name, advertisement or notice.

         All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant and shall be removed by Tenant at the time of vacancy at
          Tenant's expense.

3. The directory of the Building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names therefrom.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord, which will not be unreasonably withheld or delayed. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord, which will not be unreasonably withheld or delayed. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant's Premises.

5. Landlord reserves the right to exclude from the Building and the Project, between the hours of 6 p.m. and 8 a.m. and at all hours on Saturdays, Sundays and legal holidays, all persons who are not tenants or their accompanied guests in the Building. Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Project and shall be liable to Landlord for all acts of such persons.

         Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Project of any person.

         During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Project during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Project.



6. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness of its Premises. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to

         Tenant's property by the janitor or any other employee or any other person.

7. Tenant shall see that all entrance and exit doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus, coffee pots or other heat-generating devices are entirely shut off before Tenant or its employees leave the Premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Project or by Landlord for noncompliance with this rule. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

8. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord, without Landlord's consent, which shall not be unreasonably withheld or delayed. As more specifically provided in Tenant's lease of the Premises, Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

9. Landlord will furnish Tenant free of charge with two keys to each door in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

10. The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

11. Tenant shall not use or keep in or on the Premises, the Building or the Project any kerosene, gasoline, or inflammable or combustible fluid or material, without Landlord's consent, which shall not be unreasonably withheld or delayed.

12. Tenant shall not allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises, the Building, or the Project.

13. No cooking shall be done or permitted by any tenant on the Premises, except that use by the tenant of Underwriters'
         Laboratory (UL) approved equipment, refrigerators and microwave ovens may be used in the Premises for the preparation of coffee, tea, hot chocolate and similar beverages, storing and heating food for tenants and their employees shall be permitted. All uses must be in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations and the Lease. Nothing in this rule shall prevent Tenant from serving catered or prepared meals in the Premises.

14. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for the storage of merchandise or for manufacturing of any kind (except for light manufacturing for medical research), or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal, improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant's
         Lease. Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

15. If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation, which shall not be unreasonably withheld or delayed. The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant.

16. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

17. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord's consent, which shall not be unreasonably withheld or delayed. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Project or elsewhere.

18. Tenant shall not mark, or drive nails, screws or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's consent. Tenant may install nails and screws in areas of the Premises that have been identified for those purposes to Landlord by Tenant at the time those walls or partitions were installed in the Premises. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

19. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord.

         Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

         Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

20. Tenant shall not install, maintain or operate upon its Premises any vending machine without the written consent of Landlord, which shall not be unreasonably withheld or delayed.

21. There shall not be used in any space, or in the public areas of the Project either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenants using hand trucks shall be required to use the freight elevator, or such elevator as Landlord shall designate. No other vehicles of any kind shall be brought by Tenant into or kept in or about its Premises.

22. Each tenant shall store all its trash and garbage within the interior of the Premises. Tenant shall not place in the trash boxes or receptacles any trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes and at such times as Landlord shall designate. If the Building has implemented a building-wide recycling program for tenants, Tenant shall use good faith efforts to participate in said program.

23. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Project, without the written consent of Landlord.

24. Landlord shall have the right, exercisable without liability to any tenant, to change the name and address of the Building and the Project provided Tenant is informed of such change within a reasonable period before it occurs.

25. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's reasonable judgment, is under the influence of alcohol or drugs or who wilfully commits any act in violation of any of these Rules and Regulations.

26. Without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Tenant shall not use the name of the Building or the Project or any photograph or other likeness of the Building or the Project in connection with, or in promoting or advertising, Tenant's business except that Tenant may include the Building's or Project's name in
          Tenant's address.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29. The requirements of Tenant will be attended to only upon appropriate application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees of Landlord will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

30. Landlord reserves the right to designate the use of the parking spaces on the Project. Tenant or Tenant's guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. Parking spaces shall be for passenger vehicles only; no boats, trucks, trailers, recreational vehicles or other types of vehicles may be parked in the parking areas (except that trucks may be loaded and unloaded in designated loading areas). Vehicles in violation of the above shall be subject to tow-away, at vehicle owner's expense. Vehicles parked on the Project overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner's expense. No tenant of the Building shall park in visitor or reserved parking areas. Any tenant found parking in such designated visitor or reserved parking areas or unauthorized areas shall be subject to tow-away at vehicle owner's expense. The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services unless otherwise approved or furnished by Landlord. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

31. No smoking of any kind shall be permitted anywhere within the Building, including, without limitation, the Premises and those areas immediately adjacent to the entrances and exits to the Building, or any other area as Landlord elects. Smoking in the Project is only permitted in smoking areas identified by Landlord, which may be relocated from time to time.

32. If the Building (other than within the Premises) furnishes common area conferences rooms for tenant usage, Landlord shall have the right to control each tenant's usage of the conference rooms, including limiting tenant usage so that the rooms are equally available to all tenants in the Building. Any common area amenities or facilities shall be provided from time to time at Landlord's discretion.

33. Tenant shall not swap or exchange building keys or cardkeys with other employees or tenants in the Building or the Project.

34. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

35. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project. If there is a conflict between these Rules and Regulations and the terms of the Lease, the terms of the Lease will control.

36. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

37. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted, provided such rules and regulations do not conflict with the terms of the Lease and Tenant receives reasonable notice thereof.

                                    EXHIBIT C

                           LEASE IMPROVEMENT AGREEMENT



                  This Lease Improvement Agreement ("IMPROVEMENT AGREEMENT") sets forth the terms and conditions relating to construction of the initial tenant improvements described in the Plans to be prepared and approved as provided below (the "TENANT IMPROVEMENTS") in the Premises. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease (the "LEASE") to which this Improvement Agreement is attached and incorporated into.

1.                Base Building Work. The "Base Building Work" described on
Schedule 1 to this Exhibit c, will be completed before the Commencement Date by Landlord at Landlord's sole cost and expense and in accordance with all applicable codes and laws.

2.                Plans and Specifications.

                  2.1      Tenant shall retain the services of
'Gabus, Inc. (the "SPACE PLANNER") to prepare a detailed space plan (the "SPACE PLAN") mutually satisfactory to Landlord and Tenant for the construction of the Tenant Improvements in the Premises. Tenant shall submit the Space Plan and any proposed revisions thereto to Landlord for Landlord's approval, which shall not be unreasonably withheld or delayed.

                  2.2 Based on the approved Space Plan, Tenant shall cause the Space Planner to prepare detailed plans, specifications and working drawings reasonably satisfactory to Landlord and Tenant for the construction of the Tenant Improvements (the "Plans"). Landlord and Tenant shall diligently pursue the preparation of the Plans. Tenant shall submit to Landlord for Landlord's reasonable approval the Plans and any proposed revisions thereto, including the estimated cost of the Tenant Improvements. All necessary revisions to the Space Plan and the Plans shall be made within two (2) business days after Landlord's response thereto. This procedure shall be repeated until Landlord ultimately approves the Space Plan and Plans. Landlord will charge no fees in connection with its approval or its involvement in the Tenant Improvement process.

                  2.3 Tenant shall be responsible for ensuring that the Plans are compatible with the design, construction and equipment of the Building, comply with applicable Regulations and the Standards (defined below), and contain all such information as may be required to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, light fixtures and related power, and electrical and telephone switches, B.T.U. calculations, electrical requirements and special receptacle requirements. The Plans shall also include mechanical, electrical, plumbing, structural and engineering drawings mutually satisfactory to Landlord and Tenant which shall be prepared by Wong & Gotma.
Notwithstanding Landlord's review and approval of the Space Plan and the Plans and any revisions thereto, Landlord shall have no responsibility or liability whatsoever for any errors or omissions contained in the Space Plan or Plans or any revisions thereto, or to verify dimensions or conditions, or for the quality, design or compliance with applicable Regulations of any improvements described therein or constructed in accordance therewith. Tenant hereby waives all claims against Landlord relating to, or arising out of the design or construction of, the Tenant Improvements.

                  2.4      Landlord's criteria for approvals
shall be based on reasonable criteria established from time to time by Landlord, but Landlord will be deemed to have acted reasonably if Landlord's disapproval is predicated upon (i) effect on the structural integrity of the Building, (ii) possible damage to the Building's mechanical, electrical, plumbing and HVAC systems, (iii) non-compliance with applicable laws, codes and regulations, (iv) incompatibility with the base building plans, (v) failure to use materials required by Schedule 2 pertaining to Standards, and (vi) effect on the exterior of the Building or any of the Building's common areas. Landlord shall not be deemed to have approved the Space Plan, the Plans, or any proposed revisions thereto, unless approved by Landlord in writing. Landlord shall approve or disapprove any Space Plan, Plans or proposed revisions thereto submitted to Landlord for Landlord's approval within three (3) business days after Landlord's receipt thereof. If Landlord has not approved in writing any Space Plan, Plans, or proposed revisions thereto submitted to Landlord within ten
(10) business days after Landlord's receipt thereof (together with any additional items reasonably requested by Landlord in connection with its review of the same Landlord shall be deemed to have approved the same.
Any disapproval by Landlord shall be in writing and shall set forth (i) the reasons for the disapproval, (ii) suggested modifications which will make the Space Plan or Plans acceptable, and (iii) a specific description of the disapproved portion of the Space Plan or Plans.

3.                Specifications for Standard Tenant Improvements.

                  3.1 Specifications and quantities of standard building components which will comprise and be used in the construction of the Tenant Improvements ("STANDARDS") are set forth in Schedule 2 to this EXHIBIT C. As used herein, "STANDARDS" or "BUILDING STANDARDS" shall mean the standards for a particular item selected from time to time by Landlord for the Building, including those set forth on SCHEDULE 2 of this EXHIBIT C, or such other standards of equal or better quality as may be mutually agreed between Landlord and Tenant in writing.

                  3.2      No deviations from the Standards are permitted.

4.                Tenant Improvement Cost.

                  4.1 The cost of the Tenant Improvements shall be paid for by Tenant, including, without limitation, the cost of: Standards; space plans and studies; architectural and engineering fees; consulting fees in connection with obtaining FDA approval for the operation of the Permitted Use from the Premises; the cost to install the Additional Facilities in accordance with Paragraph 39F of this Lease; permits, approvals and other governmental fees; labor, material, equipment and supplies; construction fees and other amounts payable to contractors or subcontractors; taxes; off-site improvements; remediation and preparation of the Premises for construction of the Tenant Improvements; taxes; filing and recording fees; premiums for insurance and bonds; code compliance and related expenses triggered as a result of the construction of the Tenant Improvements (except to the extent included as part of Landlord's Base Building work; attorneys' fees; financing costs; and all other costs expended or to be expended in the construction of the Tenant Improvements, including those costs incurred for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of the Lease or for materials comprising the Tenant Improvements which were purchased by Landlord prior to the execution of the Lease, provided that Landlord has delivered to Tenant an explanation of such costs incurred by Landlord for construction or materials and Tenant approved these costs before the execution of this Lease (the "Tenant Improvement Costs").

                  4.2 Provided Tenant is not in default under the Lease, including this Improvement Agreement, Landlord shall contribute a one-time tenant improvement allowance of the $768,000.00 ("TENANT IMPROVEMENT ALLOWANCE") toward the cost of the initial Tenant Improvements. Provided Tenant is not then in default under the Lease, including this Improvement Agreement, and upon (i) Landlord's receipt and approval of applicable invoices evidencing the performance of certain work, the order or delivery of certain supplies or materials and/or the performance of certain labor which constitutes a Tenant Improvement Cost, and (ii) the delivery of properly executed mechanics lien releases from all applicable parties, as determined by Landlord, in form and substance satisfactory to Landlord. Landlord shall disburse a portion of the Tenant Improvement Allowance (not to exceed S150,000) to pay for the costs identified in said invoices. The balance of the Tenant Improvement Allowance shall be disbursed to Tenant upon completion of construction of the Tenant Improvements and delivery of properly executed mechanics lien releases from the Space Planner, contractor, subcontractors, labor suppliers and/or materialmen, and upon receipt by Landlord of a certificate of completion executed by the Space Planner and Tenant's contractor, in each case in form and substance satisfactory to Landlord, and all appropriate bills and supporting documentation for the work ordered by Tenant or its contractor or any subcontractor.

                  4.3 In the event the estimated cost of the design and construction of the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall be responsible for said excess costs. No credit shall be given to Tenant if the cost of the Tenant Improvements is less than the Tenant Improvement Allowance.

                  4.4 If the cost of the Tenant Improvements increases after the Tenant's approval of the Plans due to the requirements of any governmental agency or applicable Regulation or for any other reason (and either the cost of the Tenant Improvements exceeds or such increase causes the cost of the Tenant Improvements to exceed the Tenant Improvement Allowance), Tenant shall be responsible for paving such increase.

                  4.5 If Tenant requests any change(s) in the Plans after approval of the estimate of the cost of the Tenant Improvements and any such requested changes are approved by Landlord in writing in Landlord's reasonable discretion (and either the cost of the Tenant Improvements exceeds or such change(s) causes the cost of the Tenant Improvements to exceed the Tenant Improvement Allowance), Tenant shall pay for the cost of any increases such approved change(s) will cause in the construction of the Tenant Improvements.

5.                Construction of Tenant Improvements.

                  5.1 Within ten (10) days after Tenant's and Landlord's approval of the Plans including the estimate of the cost of the Tenant Improvements, Tenant shall cause the contractor to proceed to secure a building permit and commence construction of the Tenant Improvements provided that the Building has in Landlord's discretion reached the stage of construction where it is appropriate to commence construction of the Tenant Improvements in the Premises.

                  5.2 Tenant shall be responsible for obtaining all governmental approvals to the full extent necessary for the construction and installation of the Tenant Improvements and for Tenant's occupancy of the Premises, in compliance with all applicable Regulations. Tenant shall employ such contractor or contractors as shall be approved by Landlord in writing to construct the

Tenant Improvements in conformance with the approved Space Plan and Plans. Landlord's approval of the contractor shall not be unreasonably withheld or conditioned, and shall he granted or denied within seven (7) business days after Tenant has submitted the name of the contractor, together with all supporting documentation and information requested by Landlord in connection with Landlord's review of said contractor. The construction contracts between Tenant and the approved contractor shall be subject to Landlord's prior reasonable approval and shall provide for progress payments. The contractor(s) shall be duly licensed and Landlord's approval of the contractor(s) shall be conditioned, among other things, upon the contractor's reputation for quality of work, timeliness of performance, integrity and Landlord's prior experience with such contractor.

                  5.3 Without limiting the provisions of Paragraph 35 of the Lease, and subject lo Paragraph 7.1 below, Landlord shall not be liable for any direct or indirect damages suffered by Tenant as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, delays due to strikes or unavailability of materials or labor, or delays caused by Tenant (including delays by the Space Planner, the contractor or anyone else performing services on behalf of Landlord or Tenant), but Landlord will be liable for any out-of-pocket actual damages (but not consequential damages, loss of use, loss of business opportunity or lost profits) incurred by Landlord as a direct result of any such delays.

                  5.4 All work to be performed on the Premises by Tenant or Tenant's contractor or agents shall be subject to the following conditions:

                           (a)      Such work shall proceed upon Landlord's
written approval of Tenant's contractor, and public liability and property damage insurance carried by Tenant's contractor, and shall further be subject to the provisions of Paragraphs 12 and 27 of the Lease.

                           (b)      All work shall be done in conformity with a
valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in a good and workmanlike and first-class manner, and in accordance with all applicable Regulations and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises pursuant to the Lease. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with all applicable Regulations. Tenant shall be responsible for ensuring that construction and installation of the Tenant Improvements will not affect the structural integrity of the Building.

                           (c)      If required by Landlord or any lender of
Landlord, all work by Tenant or Tenant's contractor shall be done with union labor in accordance with all union labor agreements applicable to the trades being employed.

                           (d)      Landlord or Landlord's agents shall have the
right to inspect the construction of the Tenant Improvements by Tenant during the progress thereof. If Landlord shall give notice of faulty construction or any other deviation from the approved Space Plan or Plans, Tenant shall inform the contractor of such deviation and require the contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any right of Landlord to require good and workmanlike construction and improvements erected in accordance with the approved Space Plan or Plans.

                           (e)      Tenant shall use commercially reasonable
efforts to cause its contractor to complete the Tenant Improvements as soon as reasonably possible and before the Scheduled Term Commencement
Date.

                           (f)      Unless otherwise agreed in writing by
Landlord and Tenant, Tenant's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the approved Space Plan or Plans, as amended; (ii) Tenant's and its contractor shall submit schedules of all work relating to the Tenant Improvements to Landlord for Landlord's approval within two (2) business days following the selection of the contractor and the approval of the Plans. Landlord shall within five (5) business days after receipt thereof inform Tenant of any changes which are necessary and Tenant's contractor shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord with respect to the use of freight, loading dock, and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Improvement Agreement, including, without limitation, the construction of the Tenant Improvements.

                           (g)      Tenant or Tenant's contractor or agents
shall arrange for necessary utility, hoisting and elevator service with Landlord's contractor and shall pay such reasonable charges for such services as may be charged by Tenant's or Landlord's contractor.

                           (h)      Tenant's entry to the Premises for any
purpose, including, without limitation, inspection or performance of Tenant construction by Tenant's agents, prior to the date Tenant's obligation to pay rent commences shall be subject to all the terms and conditions of the Lease except the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors.

                           (i)      Tenant shall promptly reimburse Landlord
upon demand for any reasonable expense actually incurred by the Landlord by reason of faulty work done by Tenant or its contractors or by reason of any delays caused by such work, or by reason of inadequate clean-up.

                           (j) Tenant's contractor and the
subcontractors utilized by Tenant's contractor shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's contractor and the subcontractors utilized by Tenant's contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Term Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the construction contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such rights of direct enforcement.

                          (k) Commencing upon the execution of
the Lease, Tenant shall hold weekly meetings at a reasonable time with the Space Planner and the contractor regarding the progress of the preparation of the Plans and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and upon Landlord's request, certain of Tenant's contractors shall attend such meetings. One such meeting each month shall include the review of contractor's current request for payment.

6.                Insurance Requirements.

                  6.1 All of Tenant's contractors shall carry compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Paragraph 8 of the Lease.

                  6.2 Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Paragraph 8 of the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's contractors shall carry excess liability and Products and Completed Operation coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Paragraph 8 of the Lease.

                  6.3 Certificates for all insurance carried pursuant to this Improvement Agreement must comply with the requirements of Paragraph 8 of the Lease and shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the contractor's equipment is moved onto the site. In the event the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's contractors shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord. All policies carried under this Paragraph 6 shall insure Landlord and Tenant, as their interests may appear, as well as the contractors. All insurance maintained by Tenant's contractors shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. If Landlord has a reasonable basis for concern regarding Tenant's ability to pay for its share of the cost of the Tenant Improvements or Tenant's actual payment of its share of said costs. Landlord may require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

7.                Completion and Rental Commencement Date.

                  7.1 Tenant's obligation to pay Rent under the Lease shall commence on the Term Commencement Date notwithstanding anything to the contrary contained in Paragraph 2 of the Lease. However, Landlord Delays (as defined below) and delays caused by Force Majeure events (as described in Section 35 of the Lease) (not to exceed 30 days) shall extend the Term Commencement Date, but only in the event that substantial completion of the Tenant Improvements is delayed despite Tenant's reasonable efforts to adapt and compensate for such delays. In addition, no Landlord Delays shall be deemed to have occurred unless Tenant has provided notice, in compliance with the Lease, to Landlord specifying that a delay shall be deemed to have occurred because of actions, inactions or circumstances specified in the notice in reasonable detail. If such actions, inactions or circumstances are not cured by Landlord within one (1) business day after receipt of such notice ((the date of such receipt being the "COUNT DATE"), and if such actions, inaction or circumstances otherwise qualify as a Landlord Delay, then a Landlord Delay shall be deemed to have occurred commencing as of the Count Date. The Term Commencement Date shall be extended by one day for each day from the Count Date that a Landlord Delay has occurred, as calculated as provided above. The term "Landlord Delays," as such term may be used in this Improvement Agreement, shall mean any delays in the completion of the Tenant Improvements which are due to any act or omission of Landlord, its agents or contractors. Landlord Delays shall include, but shall not be limited to: (i) delays in the giving of authorizations or approvals by Landlord, (ii) delays due to the acts or failures to act, of Landlord, its agents or contractors, where such acts or failures to act delay the completion of the Tenant Improvements, provided that Tenant acts in a commercially reasonable manner to mitigate any such delay, (iii) delays due to the interference of Landlord, its agents or contractors with the completion of the Tenant Improvements or the failure or refusal of any party to permit Tenant, its agents and contractors, access to and use of the Building or any Building facilities or services, including elevators and loading docks, which access and use are necessary to complete the Tenant Improvements, (iv) delays due to Landlord's failure to allow Tenant sufficient access to the Building and/or the Premises during Tenant's move into the Premises, and (v) delays in the completion of the Base Building Work.

                           7.2      Within ten (10) days after completion of
construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction,
(i) Tenant shall cause the Space Planner and the contractor (i) to update the approved working drawings as necessary to reflect all changes made to the approved working drawings during the course of construction, (ii) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (c) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (iii) Tenant shall deliver to Landlord a copy of all warranties, guarantees, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

                           7.3      A default under this Improvement Agreement
shall constitute a default under the Lease, and the parties shall be entitled to all rights and remedies under the Lease in the event of a default hereunder by the other party (notwithstanding that the Term thereof has not commenced).

                           7.4      Without limiting the "as-is" provisions of
the Lease, except for the Tenant Improvements, if any, and Base Building Work to be constructed by Landlord pursuant to this Improvement Agreement. Tenant accepts the Premises in its "as-is" condition and acknowledges that it has had an opportunity to inspect the Premises prior to signing the Lease.

                                   SCHEDULE 1
                                  TO EXHIBIT C
                               BASE BUILDING WORK



- Remove debris and unnecessary equipment from roof and install new roof membrane, as reasonably determined by Landlord.

 -   All existing HVAC equipment shall be serviced, replaced (to the extent Landlord determines is necessary) and maintained in good workinq order.

- Concrete slab shall be bead blasted and epoxy sealed in areas where floor tile or sheet goods are to be installed, only to the extent (as reasonably determined by Landlord) that moisture levels are greater than acceptable to sheet good or tile manufacturers to obtain customary warranties, or the moisture levels prohibit Tenant from achieving appropriate FDA validation.

- Separate the electrical services for the Premises to a single existing electrical meter and install a meter on water service to record consumption for monthly invoicing and reimbursement.

-        Upgrade the common lobby finishes.

- Bring entrance to common lobby, elevator, second floor vestibule and common lobby restrooms into code compliance only to the extent required by governmental agencies triggered as a direct result of the completion of the Tenant Improvements.

- Clean and sanitize all existing air ducts, as reasonably determined by Landlord to be necessary.

- Brine current drop-ceiling to OSHA safety compliance standards, but only to the extent it is required by any governmental agency with jurisdiction over the Project as a direct result of the completion of the Tenant Improvements.

                                   SCHEDULE 2
                                  TO EXHIBIT C
                               BUILDING STANDARDS

                  The following constitutes the Building Standard tenant improvements ("STANDARDS") in the quantities specified:

                                (to be provided)